Exhibit 10.1

EXECUTION COPY

CREDIT AGREEMENT

dated as of

July 18, 2013

among

NEWPORT CORPORATION

The Lenders Party Hereto

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

WELLS FARGO BANK, NATIONAL ASSOCIATION

and BBVA COMPASS

as Co-Syndication Agents

and

U.S. BANK NATIONAL ASSOCIATION

as Documentation Agent

J.P. MORGAN SECURITIES LLC and WELLS FARGO SECURITIES, LLC

as Joint Bookrunners

J.P. MORGAN SECURITIES LLC, WELLS FARGO SECURITIES, LLC

and BBVA COMPASS

as Joint Lead Arrangers

i

Table of Contents

(continued)

Table of Contents

(continued)

SCHEDULES:

Schedule 2.01 — Commitments
Schedule 2.06 — Existing Letters of Credit
Schedule 3.10 — Insurance
Schedule 3.13 — Subsidiaries
Schedule 3.17 — Intellectual Property; Licenses, Etc.
Schedule 3.20(a) — Real Property
Schedule 3.20(b) — Chief Executive Office, Legal Name, U.S. Tax Payer Identification Number and
Organizational Identification Number
Schedule 3.20(c) — Prior Legal Names, Prior State of Formation and Mergers and Consolidations
Schedule 5.02 — Borrower Website
Schedule 6.01 — Existing Liens
Schedule 6.02 — Existing Investments
Schedule 6.03 — Existing Indebtedness
Schedule 6.14 — Exempt Subsidiaries

EXHIBITS:

Exhibit A — Form of Assignment and Assumption
Exhibit B — [Intentionally Omitted]
Exhibit C — Form of Increasing Lender Supplement
Exhibit D — Form of Augmenting Lender Supplement
Exhibit E — List of Closing Documents
Exhibit F-1 — Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit F-2 — Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit F-3 — Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit F-4 — Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit G-1 — Form of Borrowing Request
Exhibit G-2 — Form of Interest Election Request
Exhibit H — Form of Note
Exhibit I — Compliance Certificate

CREDIT AGREEMENT (this “Agreement”) dated as of July 18, 2013 among NEWPORT CORPORATION, a Nevada corporation, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION and BBVA COMPASS (a tradename of COMPASS BANK), as Co-Syndication Agents and U.S. BANK NATIONAL ASSOCIATION, as Documentation Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01             Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to a Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of either (a) all or any substantial portion of the property of, or a line of business or division of, another Person or (b) at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person.

“Adjusted LIBO Rate” means, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate.

“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Party” has the meaning assigned to such term in Section 9.01(d).

“Aggregate Commitment” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof.  As of the Effective Date, the Aggregate Commitment is $275,000,000.

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Japanese Yen and (v) any other currency that is (x) a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars, (y) available in the London interbank deposit market and (z) agreed to by the Administrative Agent and each of the Lenders.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a

Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Applicable Percentage” means, with respect to any Lender, the percentage of the Aggregate Commitment represented by such Lender’s Commitment; provided that, in the case of Section 2.22 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment.  If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan or any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Eurocurrency Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Consolidated Leverage Ratio:	Eurocurrency Spread	ABR Spread	Commitment Fee Rate
Category 1:	< 1.00 to 1.00	1.50%	0.50%	0.25%

Category 2:	> 1.00 to 1.00 but < 1.50 to 1.00	1.75%	0.75%	0.30%

Category 3:	> 1.50 to 1.00 but < 2.00 to 1.00	2.00%	1.00%	0.35%

Category 4:	> 2.00 to 1.00	2.25%	1.25%	0.40%

For purposes of the foregoing,

(i)            if at any time the Borrower fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 4 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;

(ii)           adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and

(iii)          notwithstanding the foregoing, Category 3 shall be deemed to be applicable until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s first full fiscal quarter ending after the Effective Date (unless such Financials demonstrate that Category 4 should have been applicable during such period, in which case such other Category shall be deemed to be applicable during such period) and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, with respect to any Person on any date, (a) in respect of any Capital Lease, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP and (b) in respect of any Synthetic Lease, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the 2012 Fiscal Year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, including the notes thereto.

“Augmenting Lender” has the meaning assigned to such term in Section 2.20.

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Revolving Commitment” means, at any time with respect to any Lender, the Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).

“Banking Services” means each and any of the following bank services provided to the Borrower or any Subsidiary by any Lender or any of its Affiliates:  (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Agreement” means any agreement entered into by the Borrower or any Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Borrower” means Newport Corporation, a Nevada corporation.

“Borrowing” means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

“Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03 in the form attached hereto as Exhibit G-1.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the Borrowings or LC Disbursements which are the subject of a borrowing, drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).

“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

“Cash Equivalents” means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than 365 days from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than 365 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within 365 days of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through (d), and (f) in the case of any Foreign Subsidiary, investments denominated in the currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in subsections (a) through (e) of this definition and are used in the ordinary course of business by similar companies for cash management purposes in the relevant jurisdiction.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.

“CFC Debt” means any Indebtedness or accounts receivable that is owed, or treated as owed for U.S. federal income tax purposes, by any CFC to the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, directly or indirectly, of 35% or more of the Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis.

“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans.

“Collateral” means a collective reference to all real and personal property with respect to which Liens in favor of the Administrative Agent, for the benefit of itself and the Lenders, are purported to be granted pursuant to and in accordance with the terms of the Collateral Documents (for the avoidance of doubt, not including any Excluded Property).

“Collateral Documents” means a collective reference to the Security Agreement, the Mortgages and other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 5.13 or any of the Loan Documents.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased from time to time pursuant to Section 2.20 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.01(d).

“Compliance Certificate” means a certificate substantially in the form of Exhibit I.

“Computation Date” is defined in Section 2.04.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Adjusted EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) the following to the extent deducted in calculating such Consolidated Net Income (without duplication): (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) all non-cash charges for such period except to the extent constituting an accrual of a reserve for a cash expenditures to be made, or reasonably anticipated to be made, in a future period, (v) any losses from such period resulting from the Disposition of any asset of the Borrower or any Subsidiary outside of the ordinary course of business, including, without limitation, any net loss from discontinued operations and any net loss on disposal of discontinued operations, in any case to the extent permitted by this Agreement, (vi) non-cash losses attributable to the write-down of assets (excluding write-downs of inventory and accounts receivable), (vii) other extraordinary, unusual or non-recurring charges, expenses or losses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period, (viii) non-cash stock compensation expenses for such period which do not represent a cash item in such period or any future period, (ix) all unrealized non-cash losses under Swap Contracts during such period, (x) non-cash charges resulting from the application of FASB ASC 805\FAS 141R with respect to earn-outs incurred by the Borrower or any of its Subsidiaries in connection with the Ophir Acquisition or any Permitted Acquisition, (xi) any expense deducted in calculating Consolidated Net Income for such period and reimbursed or advanced (including through a purchase price adjustment) during such period by third parties (but only to the extent such reimbursement or advance is not or has not previously been included in the determination of Consolidated Net Income), (xii) currency translation losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk), (xiii) restructuring expenses relating to facility and sales channels consolidations and integration of the Ophir Acquisition, and in an aggregate amount not to exceed $10,000,000 for such period and $25,000,000 in the aggregate during the term of this Agreement and (xiv) one time fees, costs and expenses actually incurred in connection with Permitted Acquisitions and other non-recurring losses, expenses or charges recorded or recognized by the Borrower or any of its Subsidiaries during such period in an aggregate amount not to exceed $4,000,000 in any Fiscal Year, minus (c) the following to the extent included in calculating such Consolidated Net Income (without duplication):  (i) all non-cash income for such period except to the extent constituting an accrual of a reserve for a cash receipt to be received, or reasonably expected to be received, in a future period, (ii) any income or gain from such period resulting from the Disposition of any asset of the Borrower or any Subsidiary outside of the ordinary course of business, including, without limitation, any net income from discontinued operations and any net income or gain on disposal of discontinued operations, (iii) non-cash gains attributable to the write-up of assets (excluding write-ups of inventory and accounts receivable), (iv) extraordinary, unusual or non-recurring income or gains of the Borrower and its Subsidiaries increasing such Consolidated Net Income which does not represent a cash item in such period or any future period, (v) all unrealized non-cash gains under Swap Contracts during such period, (vi) non-cash income resulting from the application of FASB ASC 805\FAS 141R with respect to earn-outs incurred by the Borrower or any of its Subsidiaries in connection with any Permitted Acquisition, and (vii) currency translation gains related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk).

“Consolidated Capital Expenditures” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, all expenditures of the Borrower and its Subsidiaries that are or should be included in “purchase of property, plant and equipment” or similar items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries, but excluding:  (a) such expenditures to the extent made with the proceeds (including casualty insurance proceeds) of any Involuntary Disposition or the proceeds of any Disposition of assets (other than inventory sold in the ordinary course of business and accounts receivable), (b) leasehold improvement expenditures that are actually paid for by unaffiliated third party landlords and (c) such expenditures to the extent the purchase price of the equipment or other fixed assets consists of credit for the simultaneous trade-in of existing equipment or fixed assets.  For purposes of clarification, an Acquisition shall not constitute a Consolidated Capital Expenditure.

“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) the difference of (i) Consolidated Adjusted EBITDA for the most recently completed four Fiscal Quarters minus (ii) Consolidated Capital Expenditures for such period (other than to the extent financed with long-term, non-revolving Indebtedness incurred for such purpose) to (b) Consolidated Fixed Charges for the most recently completed four Fiscal Quarters.

“Consolidated Fixed Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) the cash portion of Consolidated Interest Charges for such period plus (b) Consolidated Scheduled Funded Debt Payments for such period plus (c) income taxes paid in cash during such period.

“Consolidated Funded Indebtedness” means, as of any date of determination with respect to the Borrower and its Subsidiaries on a consolidated basis, without duplication, the sum of:  (a) all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;  (b) all purchase money Indebtedness; (c) the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than letters of credit incurred to support commercial transactions, bid bonds, payment bonds and performance bonds arising in the ordinary course of business), in each case net of the amount of cash collateral securing such obligations; (d) all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable and other accrued liabilities in the ordinary course of business (including deferred payments in respect of services by employees) and (ii) any earn-out obligation or other post-closing balance sheet adjustment prior to such time as it becomes a liability on the balance sheet of such Person in accordance with GAAP or that exists on the balance sheet of such Person on a non-interest accruing basis and is paid within thirty days of the date such obligation becomes a liability on the balance sheet); (e) all Attributable Indebtedness; (f) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity

Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (other than any such obligations, to the extent such obligations constitute Indebtedness, (i) arising pursuant to the terms of any employee agreement, employee equity subscription agreement, stock purchase, grant or option agreement or similar agreement or plan or (ii) in respect of Restricted Payments of the Borrower that are made pursuant to Section 6.06(c)); (g) all Guarantees with respect to Indebtedness of the types specified in clauses (a) through (f) above of another Person; and (h) all Indebtedness of the types referred to in clauses (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Loan Party or any Subsidiary is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person.

“Consolidated Interest Charges” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense with respect to such period under Capital Leases that is treated as interest in accordance with GAAP plus (c) the implied interest component of Synthetic Leases with respect to such period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated Adjusted EBITDA for the most recently completed four Fiscal Quarters.

“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income (excluding extraordinary gains) attributable to the Borrower for that period.  There shall be excluded from Consolidated Net Income for any period the purchase accounting adjustments, including to property, equipment, inventory and software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP as a result of any Permitted Acquisition.

“Consolidated Scheduled Funded Debt Payments” means for any period for the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness.  For purposes of this definition, “scheduled payments of principal” (a) shall be deemed to include the Attributable Indebtedness, (b) shall not include any voluntary prepayments or mandatory prepayments pursuant to Section 2.11 and (c) shall not include any balloon payments with respect to any Indebtedness if such Indebtedness is refinanced prior to its maturity.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.  Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Co-Syndication Agent” means each of Wells Fargo Bank, National Association and BBVA Compass (a tradename of Compass Bank) in its capacity as co-syndication agent for the credit facility evidenced by this Agreement.

“Credit Event” means a Borrowing, the issuance, amendment, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.

“Credit Party” means the Administrative Agent, the Issuing Bank, the Swingline Lender or any other Lender.

“Debt Issuance” means the issuance by any Loan Party or any Subsidiary of any Indebtedness other than Indebtedness permitted under Section 6.03.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.

“Designated Persons” means a person or entity (a) listed in the annex to, or otherwise subject to the provisions of, any Executive Order; (b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list (the “SDN List”) or is otherwise the subject of any Sanctions Laws and Regulations; (c) in which an entity or person on the SDN List has 50% or greater ownership interest or that is otherwise controlled by an SDN.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Loan Party or any Subsidiary, including any Sale and Leaseback Transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition.

“Disregarded Entity” means any entity treated as disregarded as an entity separate from its owner under Treasury Regulations Section 301.7701-3.

“Documentation Agent” means U.S. Bank National Association in its capacity as documentation agent for the credit facility evidenced by this Agreement.

“Dollar Amount” of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount thereof in Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.04.

“Dollars” or “$” means lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state or political subdivision of the United States or the District of Columbia.

“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of its respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Environmental Laws” means any and all federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equivalent Amount” of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the Exchange Rate for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or receipt of notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Internal Revenue Code or Sections 303, 304 and 305 of ERISA or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“euro” and/or “€” means the single currency of the Participating Member States.

“Eurocurrency”, when used in reference to a currency means an Agreed Currency and when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

“Eurocurrency Payment Office” of the Administrative Agent shall mean, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Borrower and each Lender.

“Event of Default” has the meaning assigned to such term in Article VII.

“Exchange Rate” means, on any day, with respect to any Foreign Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., Local Time, on such date on the Reuters World Currency Page for such Foreign Currency.  In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Administrative Agent or, in the event no such service is selected, such Exchange Rate shall instead be calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such Foreign Currency on the London market at 11:00 a.m., Local Time, on such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Property” means, with respect to any Loan Party, (a) any owned or leased property which is located outside of the United States, (b) any owned real property which is located in the United States and has a fair market value of less than $5,000,000, (c) any leased real property, (d) any material IP Rights for which a perfected Lien thereon is not effected either by filing of a UCC financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, (e) unless requested by the Required Lenders, any material personal property (other than personal property described in clause (d) above) for which the attachment or perfection of a Lien thereon is not governed by the UCC, (f) the Equity Interests of any Foreign Subsidiary or Foreign Holding Company of any Loan Party or any Disregarded Entity, in each case to the extent not required to be pledged to secure the Secured Obligations pursuant to Section 5.13(a), (g) any property which, subject to the terms of Section 6.09, is subject to a Lien of the type described in Section 6.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (h) any lease, license, contract or agreement to which any Loan Party is a party or any of such Loan Party’s rights or interests thereunder to the extent that (and only for so long as) pursuant to the terms thereof the grant of a security interest therein under any Loan Document shall constitute or result in a breach, termination or default under such lease, license, contract or agreement (other than to the extent that any such terms would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable Laws); provided that such lease, license, contract, property right or agreement shall constitute Excluded Property only to the extent and for so long as the consequences specified above shall exist and shall cease to constitute Excluded Property and shall become subject to the security interest granted under the Collateral Documents, immediately and automatically, at such time as such consequences shall no longer exist, (i) any vehicles subject to certificate of title statutes, (j) cash collateral that is the subject of a deposit or pledge constituting a Permitted Lien, but only to the extent the agreements governing such deposit or pledge prohibit the existence of a Lien therein in favor of the Administrative Agent and (k) CFC Debt.

“Excluded Subsidiary” means (a) each Domestic Subsidiary that is not a wholly-owned Subsidiary, (b) each existing or future Domestic Subsidiary designated as an Excluded Subsidiary by the Borrower in a written notice to the Administrative Agent, in each case, for so long as (i) such Subsidiary does not (on a consolidated basis with its Subsidiaries) have assets with a book value in excess of 2.0% of the consolidated assets of the Borrower, and such Subsidiary’s (on a consolidated basis with its Subsidiaries) contribution to Consolidated Adjusted EBITDA for the most recent four consecutive fiscal quarter period does not exceed 2.0% and (ii) all such Subsidiaries do not (on a consolidated basis with their respective Subsidiaries) have assets with a book value in excess of 5.0% of the consolidated assets of the Borrower, and all such Subsidiaries’ (on a consolidated basis with their respective Subsidiaries) contribution to Consolidated Adjusted EBITDA for the most recent four consecutive fiscal quarter period does not exceed 5.0%, (c) each Foreign Holding Company and (d) each Domestic Subsidiary (other than an Initial Guarantor) that is owned directly or indirectly by any Foreign Subsidiary (other than a first-tier Foreign Subsidiary that is a Disregarded Entity).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Party becomes or would become effective with respect to such related Specified Swap Obligation.  If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Executive Order” has the meaning assigned to such term in the definition of Sanctions Laws and Regulations.

“Existing Credit Agreement” means that certain Credit Agreement dated as of October 4, 2011 among the Borrower, the lending institutions named therein and Bank of America, N.A. as administrative agent, as amended, restated, supplemented or otherwise modified prior to the Effective Date.

“Existing Letters of Credit” has the meaning assigned to such term in Section 2.06(a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the vice president of finance, chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financials” means the annual or quarterly financial statements, and accompanying certificates and other documents, of the Borrower and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).

“Fiscal Year” means the four quarter period ending on the Saturday closest to December 31.

“Fiscal Quarter” means the quarterly period ending on the Saturday closest to March 31, June 30, September 30 or December 31.

“Foreign Currencies” means Agreed Currencies other than Dollars.

“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.

“Foreign Currency Sublimit” means $25,000,000.

“Foreign Holding Company” means any Subsidiary of either the Borrower or a Domestic Subsidiary, all or substantially all of the assets of which are comprised of Equity Interests in one or more CFCs or CFC Debt (or are treated as consisting of such assets for U.S. federal income tax purposes), so long as any such Subsidiary (i) does not conduct any business or activities other than the ownership of such Equity Interests and/or receivables other than immaterial assets and activities reasonably related or ancillary thereto and (ii) does not incur, and is not otherwise liable for, any Indebtedness (other than guarantees by such Subsidiary of the Indebtedness and obligations of its subsidiaries).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided, however, that the term “Guarantee” shall not include (1) any liability by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, (2) indemnification obligations of the Borrower or any of its Subsidiaries entered into in the ordinary course of business, (3) obligations of the Borrower or any of its Subsidiaries under arrangements entered into in the ordinary course of business whereby the Borrower or such Subsidiary sells goods or inventory to other Persons under agreements obligating the Borrower or such Subsidiary to repurchase such goods or inventory, including pursuant to any warranty obligations and (4) indemnification obligations arising in connection with any Acquisition or Disposition or the incurrence of Indebtedness or issuance of Equity Interests, in any case to the extent the subject transaction is not otherwise prohibited hereby.  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Immaterial Subsidiary” means, with respect to any Subsidiary, (i) such Subsidiary does not (on a consolidated basis with its Subsidiaries) have assets with a book value in excess of 2.0% of the consolidated assets of the Borrower, and such Subsidiary’s (on a consolidated basis with its Subsidiaries) contribution to Consolidated Adjusted EBITDA for the most recent four consecutive fiscal quarter period does not exceed 2.0% and (ii) all such Subsidiaries do not (on a consolidated basis with their respective Subsidiaries) have assets with a book value in excess of 5.0% of the consolidated assets of the Borrower, and all such Subsidiaries’ (on a consolidated basis with their respective Subsidiaries) contribution to Consolidated Adjusted EBITDA for the most recent four consecutive fiscal quarter period does not exceed 5.0%.

“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Increasing Lender” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan” has the meaning assigned to such term in Section 2.20.

“Incremental Term Loan Amendment” has the meaning assigned to such term in Section 2.20.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)           the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than letters of credit incurred to support commercial transactions, bid bonds, payment bonds and performance bonds arising in the ordinary course of business);

(c)           the Swap Termination Value of any Swap Contract;

(d)           all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable and other accrued liabilities in the ordinary course of business (including deferred payments in respect of services by employees) and (ii) any earn-out obligation or other post-closing balance sheet adjustment prior to such time as it becomes a liability on the balance sheet of such Person in accordance with GAAP or that exists on the balance sheet of such Person on a non-interest accruing basis and is paid within thirty days of the date such obligation becomes a liability on the balance sheet);

(e)           indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            all Attributable Indebtedness;

(g)           all obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (other than any such obligations, to the extent such obligations constitute Indebtedness, (i) arising pursuant to the terms of any employee agreement, employee equity subscription agreement, stock purchase, grant or option agreement or similar agreement or plan, (ii) in respect of Restricted Payments of the Borrower that are made pursuant to Section 6.06(c) or (iii) that are contingent obligations to the extent not reflected as a liability or contingent obligation on the consolidated balance sheet of the Borrower);

(h)           all Guarantees of such Person in respect of any of the foregoing; and

(i)            all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).

“Initial Guarantors” means Ophir Holdings, Inc., a Massachusetts corporation, Ophir Optics, LLC, a Massachusetts limited liability company, and Ophir-Spiricon, LLC, a Utah limited liability company.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08 in the form attached hereto as Exhibit G-2.

“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internal Revenue Code” means the Internal Revenue Code of 1986.

“Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate (for the longest period for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, or (c) an Acquisition.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (net of any amounts returned in cash in respect thereof), without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary.

“IP Rights” has the meaning specified in Section 3.17.

“IRS” means the United States Internal Revenue Service.

“Issuing Bank” means JPMorgan Chase Bank, N.A., in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i); provided that, solely with respect to the Existing Letters of Credit issued by Bank of America, N.A., Bank of America, N.A. shall be deemed to be an Issuing Bank (and each reference in this Agreement to the “Issuing Bank”, solely when made in respect of the Existing Letters of Credit issued by Bank of America, N.A., shall be deemed to refer to Bank of America, N.A.).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Japanese Yen” or “¥” means the lawful currency of Japan.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20 or pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Bank.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any Agreed Currency and for any applicable Interest Period, the London interbank offered rate as administered by the British Bankers Association (or any other Person that takes over the administration of such rate for such Agreed Currency) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period; provided that, if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) with respect to the applicable currency, then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 2.14.

“LIBOR Screen Rate” has the meaning assigned to such term in the definition of “LIBO Rate”.

“Lien” means any mortgage, pledge, hypothecation, assignment for collateral purposes, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, any promissory notes issued pursuant to Section 2.10(e), any Letter of Credit applications, the Collateral Documents, the Subsidiary Guaranty, and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, letter of credit agreements and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement or the transactions contemplated hereby.  Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Parties” means, collectively, the Borrower and each Subsidiary Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of a Loan, Borrowing or LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their payment and other material obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to the Borrower or any Subsidiary, each contract a default, breach, termination or non-renewal of which would result in a Material Adverse Effect.

“Maturity Date” means July 18, 2018.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means the mortgages, deeds of trust or deeds to secure debt that purport to grant to the Administrative Agent a security interest in the fee interests of any Loan Party in any real property.

“Mortgage Instruments” means such title reports, ALTA title insurance policies (with endorsements), evidence of zoning compliance, property insurance, flood certifications and flood insurance (and, if applicable FEMA form acknowledgements of insurance), opinions of counsel, ALTA surveys, appraisals, environmental assessments and reports, mortgage tax affidavits and declarations and other similar information and related certifications as are reasonably requested by, and in form and substance reasonably acceptable to, the Administrative Agent from time to time.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Note” means any promissory note requested by a Lender pursuant to Section 2.10(e).

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Bank or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.

“OFAC” has the meaning assigned to such term in the definition of Sanctions Laws and Regulations.

“Ophir” means Ophir Optronics Ltd., an Israeli company.

“Ophir Acquisition” means that certain acquisition of all of the Equity Interests of Ophir.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19).

“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Participant” has the meaning specified in Section 9.04.

“Participant Register” has the meaning specified in Section 9.04(c).

“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Internal Revenue Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Internal Revenue Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Internal Revenue Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code.

“Permitted Acquisition” means an Investment consisting of an Acquisition by any Loan Party or Subsidiary thereof, provided that (a) a substantial majority of the property acquired (or the property of the Person acquired) in such Acquisition is used or useful in the same or a similar line of business as the Borrower and its Subsidiaries were engaged in on the Effective Date (or any reasonable extensions or expansions thereof), (b) in the case of an Acquisition of the Equity Interests of another Person, the board of directors (or other comparable governing body) of such other Person shall have duly approved such Acquisition, (c) the Borrower shall have delivered to the Administrative Agent a Pro Forma Compliance Certificate demonstrating that, upon giving effect to such Acquisition, the Loan Parties would be in compliance with the financial covenants set forth in Section 6.11 on a Pro Forma Basis, (d) the representations and warranties made by the Loan Parties in each Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving effect thereto) and (e) if such transaction involves the purchase of an interest in a partnership between any Loan Party as a general partner and entities unaffiliated with the Borrower as the other partners, such transaction shall be effected by having such equity interest acquired by a corporate holding company directly or indirectly wholly-owned by such Loan Party newly formed for the sole purpose of effecting such transaction.

“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any Subsidiary permitted to exist at such time pursuant to the terms of Section 6.01.

“Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to the Borrower or any Subsidiary so long as either (i) if the transferor of such property is a Loan Party, the transferee thereof is a Loan Party or (ii) such transfer of such property is in the ordinary course of business and is consistent with past practices and such transfers are not material in the aggregate; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; (e) the sale or disposition of Cash Equivalents for fair market value; (f) the surrender or waiver of contractual rights or the settlement, release or surrender of contract or tort claims in the ordinary course of business; (g) Dispositions of machinery and equipment no longer used or useful in the conduct of business of the Borrower and its Subsidiaries; (h) the sales of accounts and notes receivable by Foreign Subsidiaries in connection with Indebtedness permitted by Section 6.03; (i) the granting or creation of a Permitted Lien; (j) Investments permitted by Section 6.02; and (k) Restricted Payments permitted by Section 6.06.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 5.02.

“Pounds Sterling” or “£” means the lawful currency of the United Kingdom.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Pro Forma Basis” means, with respect to any transaction, that for purposes of calculating the financial covenants set forth in Section 6.11, such transaction shall be deemed to have occurred as of the first day of the most recent four Fiscal Quarter period preceding the date of such transaction for which financial statements were required to be delivered pursuant to Section 5.01(a) or (b).  In connection with the foregoing, (a) with respect to any Disposition or Involuntary Disposition, (i) income statement and cash flow statement items (whether positive or negative) attributable to the property disposed of shall be excluded to the extent relating to any period occurring prior to the date of such transaction and (ii) Indebtedness which is retired shall be excluded and deemed to have been retired as of the first day of the applicable period and (b) with respect to any Acquisition, (i) income statement and cash flow statement items attributable to the Person or property acquired shall be included to the extent relating to any period applicable in such calculations to the extent (A) such items are not otherwise included in such income statement and cash flow statement items for the Borrower and its Subsidiaries in accordance with GAAP or in accordance with any defined terms set forth in Section 1.01 and (B) such items are supported by financial statements or other information reasonably satisfactory to the Administrative Agent and (ii) any Indebtedness incurred or assumed by any Loan Party or any Subsidiary (including the Person or property acquired) in connection with such transaction and any Indebtedness of the Person or property acquired which is not retired in connection with such transaction (A) shall be deemed to have been incurred as of the first day of the applicable period and (B) if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

“Pro Forma Compliance Certificate” means a certificate of a Responsible Officer of the Borrower in the form of Exhibit I containing reasonably detailed calculations of the financial covenants set forth in Section 6.11 as of the end of the period of the four Fiscal Quarters most recently ended for which the Borrower has delivered financial statements pursuant to Section 5.01(a) or (b) after giving effect to the applicable transaction on a Pro Forma Basis.

“Quotation Day” means, with respect to any Eurocurrency Borrowing and any Interest Period, the Business Day on which it is market practice in the London interbank market for the Administrative Agent to give quotations for deposits in the Agreed Currency of such Eurocurrency Borrowing for delivery on the first day of such Interest Period.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank, as applicable.

“Register” has the meaning specified in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees and advisors of such Person and such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

“Responsible Officer” means the chief executive officer, president, senior vice president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.

“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Loan” means a Loan made pursuant to Section 2.01.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions Laws and Regulations” means (a) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) and (b) any sanctions measures imposed by the United Nations Security Council, European Union or the United Kingdom.

“SEC” means the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured First Tier Foreign Subsidiary” means each Foreign Subsidiary and each Foreign Holding Company (a) directly owned by any Loan Party and (b) the Equity Interests thereof are subject to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents.

“Secured Obligations” means all Obligations, together with all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (i) each Lender and the Issuing Bank in respect of its Loans and LC Exposure respectively, (ii) the Administrative Agent, the Issuing Bank and the Lenders in respect of all other present and future obligations and liabilities of the Borrower and each Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (iii) each Lender and affiliate of such Lender in respect of Swap Contracts and Banking Services Agreements entered into with such Person by the Borrower or any Subsidiary, (iv) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.

“Security Agreement” means the Security and Pledge Agreement (including any and all supplements thereto), dated as of the Effective Date, executed in favor of the Administrative Agent by each of the Loan Parties for the benefit of the Administrative Agent and the other Secured Parties, and any other pledge or security agreement entered into, after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.

“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature in the ordinary course of business, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset, fees or similar requirements (including any marginal, special, emergency or supplemental reserves or other requirements) established by any central bank, monetary authority, the FRB, the Financial Conduct Authority, the Prudential Regulation Authority, the European Central Bank

or other Governmental Authority for any category of deposits or liabilities customarily used to fund loans in the applicable currency, expressed in the case of each such requirement as a decimal.  Such reserve, liquid asset, fees or similar requirements shall, in the case of Dollar denominated Loans, include those imposed pursuant to Regulation D of the FRB.  Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset, fee or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under any applicable law, rule or regulation, including Regulation D of the FRB.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve, liquid asset or similar requirement.

“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Subsidiary the payment of which is contractually subordinated in right of payment of the obligations under the Loan Documents.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Guarantor” means (a) each Domestic Subsidiary of the Borrower that is party to the Subsidiary Guaranty, (b) each Person that joins the Subsidiary Guaranty as a Subsidiary Guarantor pursuant to Section 5.12 or otherwise, and (c) the successors and permitted assigns of the foregoing.  The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.13 hereto.  For the avoidance of doubt, no Excluded Subsidiary shall constitute a Subsidiary Guarantor.

“Subsidiary Guaranty” means that certain Guaranty dated as of the Effective Date (including any and all supplements thereto) and executed by each Subsidiary Guarantor, as amended, restated, supplemented or otherwise modified from time to time.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Contracts permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Contract transaction.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time.  The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total  Swingline Exposure at such time.

“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.05.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on a balance sheet under GAAP.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $30,000,000.

“Transactions” means the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, the borrowing of Loans and other credit extensions, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“UCC” means the UCC as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

“United States” and “U.S.” mean the United States of America.

“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is:  (i) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (ii) any other obligation (including any guarantee) that is contingent in nature at such time; or (iii) an obligation to provide collateral to secure any of the foregoing types of obligations.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).

“Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

SECTION 1.02                                      Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”).  Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03                                      Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04                                      Accounting Terms; GAAP; Calculations.  (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision  amended in accordance herewith.

Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.  Notwithstanding anything in this Agreement to the contrary, any change in GAAP that would require operating leases to be treated similarly to Capital Leases shall not be given effect in the definition of Indebtedness or any related definitions or in the computation of any financial ratio or requirement hereunder.

(b)                                 Notwithstanding the above, the parties hereto acknowledge and agree that all calculations of the financial covenants in Section 6.11 (including for purposes of determining the Applicable Rate) shall be made on a Pro Forma Basis with respect to (i) any Disposition of all of the Equity Interests of, or all or substantially all of the assets of, a Subsidiary, (ii) any Disposition of a line of business or division of any Loan Party or Subsidiary, or (iii) any Acquisition, in each case, occurring during the applicable period.

SECTION 1.05                                      Status of Obligations.  In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent and the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.  Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.

ARTICLE II

The Credits

SECTION 2.01                                      Commitments.  Subject to the terms and conditions set forth herein, each Lender (severally and not jointly) agrees to make Revolving Loans to the Borrower in Agreed Currencies from time to time during the Availability Period in an aggregate principal amount that will not result in (a) subject to Sections 2.04 and 2.11(b), the Dollar Amount of such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment, (b) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures exceeding the Aggregate Commitment or (c) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, exceeding the Foreign Currency Sublimit.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

SECTION 2.02                                      Loans and Borrowings.  (a) Each Revolving Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.  Any Swingline Loan shall be made in accordance with the procedures set forth in Section 2.05.

(b)                                 Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith; provided that each ABR Loan shall only be made in Dollars.  Each Swingline Loan shall be an ABR Loan.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)                                  At the commencement of each Interest Period for any Eurocurrency Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 (or, if such Borrowing is denominated in (i) Japanese Yen, ¥100,000,000 and (ii) in a Foreign Currency other than Japanese Yen, 1,000,000 units of such currency) and not less than $2,000,000 (or, if such Borrowing is denominated in (i) Japanese Yen, ¥200,000,000 and (ii) in a Foreign Currency other than Japanese Yen, 2,000,000 units of such currency).  At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e).  Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $200,000.  Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve (12) Eurocurrency Revolving Borrowings outstanding.

(d)                                 Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03                                      Requests for Revolving Borrowings.  To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request (a) by irrevocable written notice (via a written Borrowing Request signed by the Borrower, promptly followed by telephonic confirmation of such request) in the case of a Eurocurrency Borrowing, not later than 12:00 noon, Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or by irrevocable written notice (via a written Borrowing Request signed by the Borrower) not later than four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of the proposed Borrowing or (b) by telephone in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one (1) Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     the aggregate amount of the requested Borrowing;

(ii)                                  the date of such Borrowing, which shall be a Business Day;

(iii)                               whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

(iv)                              in the case of a Eurocurrency Borrowing, the Agreed Currency and initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(v)                                 the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Revolving Borrowing is specified, then, in the case of a Borrowing denominated in Dollars, the requested Revolving Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurocurrency Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04                                      Determination of Dollar Amounts.  The Administrative Agent will determine the Dollar Amount of:

(a)                                 each Eurocurrency Borrowing as of the date two (2) Business Days prior to the date of such Borrowing or, if applicable, the date of conversion/continuation of any Borrowing as a Eurocurrency Borrowing,

(b)                                 the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and

(c)                                  all outstanding Credit Events on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.

Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a), (b) and (c) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.

SECTION 2.05                                      Swingline Loans.  (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the Dollar Amount of the total Revolving Credit Exposures exceeding the Aggregate Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b)                                 To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan.  Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan.  The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower.  The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c)                                  The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding.  Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each  Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans.  Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender.  Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

SECTION 2.06                                      Letters of Credit.  (a) General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Agreed Currencies as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period.  The letters of credit identified on Schedule 2.06 (the “Existing Letters of Credit”) shall be deemed to be “Letters of Credit” issued on the Effective Date for all purposes of the Loan Documents.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit).

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the LC Exposure shall not exceed $15,000,000, (ii) subject to Sections 2.04 and 2.11(b), the sum of the Dollar Amount of the total Revolving Credit Exposures shall not exceed the Aggregate Commitment and (iii) subject to Sections 2.04 and 2.11(b), the Dollar Amount of the total outstanding Revolving Loans and LC Exposure, in each case denominated in Foreign Currencies, shall not exceed the Foreign Currency Sublimit.

(c)                                  Expiration Date.  Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the date that is five (5) Business Days prior to the Maturity Date.  Notwithstanding the foregoing, a Letter of Credit may expire up to one year beyond the Maturity Date so long as the Borrower cash collateralizes an amount equal to 105% of the face amount of such Letter of Credit in the manner described in Section 2.06(j) or provides a backup letter of credit in such amount and otherwise in form and substance acceptable to the Issuing Bank and the Administrative Agent in their discretion, in each case no later than thirty (30) days prior to the Maturity Date.

(d)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date the Issuing Bank made such LC Disbursement (or if the Issuing Bank shall so elect in its sole discretion by notice to the Borrower, in such other Agreed Currency which was paid by the Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Borrower receives such notice; provided that, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with (i) to the extent such LC Disbursement was made in Dollars, an ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan in Dollars in an amount equal to such LC Disbursement or (ii) to the extent that such LC Disbursement was made in a Foreign Currency, a Eurocurrency Revolving Borrowing in such Foreign Currency in an amount equal to such LC Disbursement and, in each case, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Eurocurrency Revolving Borrowing or Swingline Loan, as applicable.  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof.  Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear.  Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.  If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, the Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, the Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Equivalent Amount, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.

(f)                                   Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                                  Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)                                 Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurocurrency Revolving Loans); provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)                                     Replacement of Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b).  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)                                    Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(f) or (g).  For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Borrower.  The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b).  Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure  representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.

SECTION 2.07                                      Funding of Borrowings.  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds (i) in the case of Loans denominated in Dollars, by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders and (ii) in the case of each Loan denominated in a Foreign Currency, by 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency and at such Eurocurrency Payment Office for such currency; provided that Swingline Loans shall be made as provided in Section 2.05.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to (x) an account of the Borrower maintained with the Administrative Agent in New York City or Chicago and designated by the Borrower in the applicable Borrowing Request, in the case of Loans denominated in Dollars and (y) an account of the Borrower in the relevant jurisdiction and designated by the Borrower in the applicable Borrowing Request, in the case of Loans denominated in a Foreign Currency; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency) or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.08                                      Interest Elections.  (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)                                 To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election (by telephone or irrevocable written notice in the case of a Borrowing denominated in Dollars or by irrevocable written notice (via an Interest Election Request signed by the Borrower) in the case of a Borrowing denominated in a Foreign Currency) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.  Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) change the currency of any Borrowing, (ii) elect an Interest Period for Eurocurrency Loans that does not comply with Section 2.02(d) or (iii) convert any Borrowing to a Borrowing of a Type not available under such Borrowing.

(c)                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

(iv)                              if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period and Agreed Currency to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period (i) in the case of a Borrowing denominated in Dollars, such Borrowing shall be converted to an ABR Borrowing and (ii) in the case of a Borrowing denominated in a Foreign Currency in respect of which the Borrower shall have failed to deliver an Interest Election Request prior to the third (3rd) Business Day preceding the end of such Interest Period, such Borrowing shall automatically continue as a Eurocurrency Borrowing in the same Agreed Currency with an Interest Period of one month unless such Eurocurrency Borrowing is or was repaid in accordance with Section 2.11.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (ii) unless repaid, each Eurocurrency Revolving Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (iii) unless repaid, each Eurocurrency Revolving Borrowing denominated in a Foreign Currency shall automatically be continued as a Eurocurrency Borrowing with an Interest Period of one month.

SECTION 2.09                                      Termination and Reduction of Commitments.  (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

(b)                                 The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the sum of the Revolving Credit Exposures would exceed the Aggregate Commitment.

(c)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.10                                      Repayment of Loans; Evidence of Debt.  (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date in the currency of such Loan and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least five (5) Business Days after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class, Agreed Currency and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)                                  Any Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form attached hereto as Exhibit H.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.11                                      Prepayment of Loans.

(a)                                 The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with the provisions of this Section 2.11(a).  The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Revolving Borrowing, not later than 11:00 a.m., Local Time, three (3) Business Days (in the case of a Eurocurrency Borrowing denominated in Dollars) or four (4) Business Days (in the case of a Eurocurrency Borrowing denominated in a Foreign Currency), in each case before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of reduction or termination of the Commitments as contemplated by Section 2.09, then such notice of prepayment may be revoked if such notice of reduction or termination is revoked in accordance with Section 2.09.  Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof.  Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.02.  Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments pursuant to Section 2.16.

(b)                                 If at any time, (i) other than as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (calculated, with respect to those Credit Events denominated in Foreign Currencies, as of the most recent Computation Date with respect to each such Credit Event) exceeds the Aggregate Commitment or (B) the sum of the aggregate principal Dollar Amount of all of the outstanding Revolving Credit Exposures denominated in Foreign Currencies (the “Foreign Currency Exposure”) (so calculated), as of the most recent Computation Date with respect to each such Credit Event, exceeds the Foreign Currency Sublimit or (ii) solely as a result of fluctuations in currency exchange rates, (A) the sum of the aggregate principal Dollar Amount of all of the Revolving Credit Exposures (so calculated) exceeds 105% of the Aggregate Commitment or (B) the Foreign Currency Exposure, as of the most recent Computation Date with respect to each such Credit Event, exceeds 105% of the Foreign Currency Sublimit, the Borrower shall in each case immediately repay Borrowings or cash collateralize LC Exposure in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause (x) the aggregate Dollar Amount of all Revolving Credit Exposures (so calculated) to be less than or equal to the Aggregate Commitment and (y) the Foreign Currency Exposure to be less than or equal to the Foreign Currency Sublimit, as applicable.

SECTION 2.12                                      Fees.  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily amount of the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure.  Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Commitments terminate shall be payable on demand.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by the Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand.  Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand.  All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.

(c)                                  The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d)                                 All fees payable hereunder shall be paid on the dates due, in Dollars (except as otherwise expressly provided in this Section 2.12) and immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders.  Fees paid shall not be refundable under any circumstances.

SECTION 2.13                                      Interest.  (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)                                 The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)                                  Notwithstanding the foregoing, (i) if any principal of any Loan is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) if any interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due (giving effect to any applicable grace periods), whether at stated maturity, upon acceleration or otherwise, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (x) in the case of any fees payable pursuant to Section 2.12(b), 2% plus the rate applicable to such fee and (y) in the case of any other interest, fee or obligation, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section and (iii) during the occurrence and continuance of any other Event of Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (x) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section and (y) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided in clauses (x) and (y) of Section 2.13(c)(ii).

(d)                                 Accrued interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date for such Revolving Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest (i) computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and (ii) for Borrowings denominated in Pounds Sterling shall be computed on the basis of a year of 365 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14                                      Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(a)                                 the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or the applicable Agreed Currency;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurocurrency Borrowing shall be ineffective and, unless repaid, (A) in the case of a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as an ABR Borrowing and (B) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, such Eurocurrency Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurocurrency Revolving Borrowing in Dollars, such Borrowing shall be made as an ABR Borrowing (and if any Borrowing Request requests a Eurocurrency Revolving Borrowing denominated in a Foreign Currency, such Borrowing Request shall be ineffective); provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.15                                      Increased Costs.  (a) If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank;

(ii)                                  impose on any Lender or the Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)                               subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to increase the cost to such Lender, the Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency) or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise (including, without limitation, pursuant to any conversion of any Borrowing denominated in an Agreed Currency into a Borrowing denominated in any other Agreed Currency), then the Borrower will pay to such Lender, the Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)                                 If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)                                  A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)                                 Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16                                      Break Funding Payments.  In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(a) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the actual loss, cost and expense (but excluding loss of anticipated profits) attributable to such event.  Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.

SECTION 2.17                                      Taxes.  (a) Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)                                 Payment of Other Taxes by the Borrower.  The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)                                  Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)                                 Indemnification by the Loan Parties.  The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)                                  Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)                                   Status of Lenders.  (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                                  Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)                               any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable;

(1)                                 in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)                                 executed originals of IRS Form W-8ECI;

(3)                                 in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4)                                 to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)                               any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)                               if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)                                  Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)                                 Survival.  Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i)                                     Defined Terms.  For purposes of this Section 2.17, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.18                                      Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs.

(a)                                 The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 1:00 p.m., New York City time and (ii) in the case of payments denominated in a Foreign Currency, 12:00 noon, Local Time, in the city of the Administrative Agent’s Eurocurrency Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made (i) in the same currency in which the applicable Credit Event was made (or where such currency has been converted to euro, in euro) and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603 or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Eurocurrency Payment Office for such currency, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.

(b)                                 Any proceeds of Collateral received by the Administrative Agent (i) not constituting a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Bank from the Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Obligations ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, and sixth, to the payment of any other Secured Obligation due to the Administrative Agent or any Lender by the Borrower.  Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.  Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurocurrency Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurocurrency Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.16.  The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.

(c)                                  At the election of the Administrative Agent, all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section.  The Borrower hereby irrevocably authorizes the Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03 or 2.05, as applicable.

(d)                                 If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(e)                                  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (including without limitation the Overnight Foreign Currency Rate in the case of Loans denominated in a Foreign Currency).

(f)                                   If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Bank to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

SECTION 2.19                                      Mitigation Obligations; Replacement of Lenders.  (a) If any Lender requests compensation under Section 2.15, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such  assignment and delegation cease to apply.

SECTION 2.20                                      Expansion Option.  The Borrower may from time to time elect to increase the Commitments or enter into one or more tranches of term loans (each an “Incremental Term Loan”), in each case in minimum increments of $10,000,000 so long as, after giving effect thereto, the aggregate amount of such increases and all such Incremental Term Loans does not exceed $50,000,000.  The Borrower may arrange for any such increase or tranche to be provided by one or more Lenders (each Lender so agreeing to an increase in its Commitment, or to participate in such Incremental Term Loans, an “Increasing Lender”), or by one or more new banks, financial institutions or other entities (each such new bank, financial institution or other entity, an “Augmenting Lender”; provided that no Ineligible Institution may be an Augmenting Lender), which agree to increase their existing Commitments, or to participate in such Incremental Term Loans, or provide new Commitments, as the case may be; provided that (i) each Augmenting Lender, shall be subject to the approval of the Borrower and the Administrative Agent (in each case, such approval not to be unreasonably withheld or delayed) and (ii) (x) in the case of an Increasing Lender, the Borrower and such Increasing Lender execute an agreement substantially in the form of Exhibit C hereto, and (y) in the case of an Augmenting Lender, the Borrower and such Augmenting Lender execute an agreement substantially in the form of Exhibit D hereto.  No consent of any Lender (other than the Lenders participating in the increase or any Incremental Term Loan) shall be required for any increase in Commitments or Incremental Term Loan pursuant to this Section 2.20.  Increases and new Commitments and Incremental Term Loans created pursuant to this Section 2.20 shall become effective on the date agreed by the Borrower, the Administrative Agent and the relevant Increasing Lenders or Augmenting Lenders, and the Administrative Agent shall notify each Lender thereof.  Notwithstanding the foregoing, no increase in the Commitments (or in the Commitment of any Lender) or tranche of Incremental Term Loans shall become effective under this paragraph unless, (i) on the proposed date of the effectiveness of such increase or Incremental Term Loans, (A) the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied or waived by the Required Lenders and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower and (B) the Borrower shall be in compliance (on a pro forma basis) with the covenants contained in Section 6.13 and (ii) the Administrative Agent shall have received documents consistent with those delivered on the Effective Date as to the organizational power and authority of the Borrower to borrow hereunder after giving effect to such increase.  On the effective date of any increase in the Commitments or any Incremental Term Loans being made, (i) each relevant Increasing Lender and Augmenting Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to such increase and the use of such amounts to make payments to such other Lenders, each Lender’s portion of the outstanding Revolving Loans of all the Lenders to equal its Applicable Percentage of such outstanding Revolving Loans, and (ii) except in the case of any Incremental Term Loans, the Borrower shall be deemed to have repaid and reborrowed all outstanding Revolving Loans as of the date of any increase in the Commitments (with such reborrowing to consist of the Types of Revolving Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower, in accordance with the requirements of Section 2.03).  The deemed payments made pursuant to clause (ii) of the immediately preceding sentence shall, in respect of each Eurocurrency Loan, be accompanied by payment of all accrued interest on the amount prepaid and, in respect of each Eurocurrency Loan, shall be subject to indemnification by the Borrower pursuant to the provisions of Section 2.16 if the deemed payment occurs other than on the last day of the related Interest Periods.  The Incremental Term Loans (a) shall rank pari passu in right of payment with the Revolving Loans, (b) shall not mature earlier than the Maturity Date (but may have amortization prior to such date) and (c) shall be treated substantially the same as (and in any event no more favorably than) the Revolving Loans; provided that (i) the terms and conditions applicable to any tranche of Incremental Term Loans maturing after the Maturity Date may provide for material additional or different financial or other covenants or prepayment requirements applicable only during periods after the Maturity Date and (ii) the Incremental Term Loans may be priced differently than the Revolving Loans.  Incremental Term Loans may be made hereunder pursuant to an amendment or restatement (an “Incremental Term Loan Amendment”) of this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each Increasing Lender participating in such tranche, each Augmenting Lender participating in such tranche, if any, and the Administrative Agent.  The Incremental Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.20.  Nothing contained in this Section 2.20 shall constitute, or otherwise be deemed to be, a commitment on the part of any Lender to increase its Commitment hereunder, or provide Incremental Term Loans, at any time.

SECTION 2.21                                      Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, nonappealable judgment is given.  The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency.  If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.

SECTION 2.22                                      Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12(a);

(b)                                 the Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;

(c)                                  if any Swingline Exposure or LC Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i)                                     all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent that the sum of all non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;

(iii)                               if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)                              if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)                                 if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Bank or any other Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and

(d)                                 so long as such Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Bank, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

Representations and Warranties

The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

SECTION 3.01                                      Existence, Qualification and Power.  Each Loan Party and each Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and in the case of clause (a) to the extent applicable to any Immaterial Subsidiary.

SECTION 3.02                                      Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

SECTION 3.03                                      Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document other than (a) those that have already been obtained and are in full force and effect and (b) filings to perfect the Liens created by the Collateral Documents or otherwise to enforce such Liens.

SECTION 3.04                                      Binding Effect.  Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto.  Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms.

SECTION 3.05                                      Financial Statements; No Material Adverse Effect.  (a) The financial statements delivered pursuant to Sections 5.01(a) and 5.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein (subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments); and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case to the extent required to be reflected on financial statements prepared in accordance with GAAP.

(b)                                 The Audited Financial Statements and the unaudited consolidated financial statements of the Borrower and its Subsidiaries for the first Fiscal Quarter of 2013 (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby (subject, in the case of unaudited financial statements, to the absence of footnotes and to normal year-end audit adjustments); and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness, in each case to the extent required to be reflected on financial statements prepared in accordance with GAAP.

(c)                                  From the date of the Audited Financial Statements to and including the Effective Date, there has been no Disposition or any Involuntary Disposition of any material part of the business or property of the Loan Parties and their Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of the Loan Parties and their Subsidiaries, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Effective Date.

(d)                                 Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 3.06                                      Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues (a) that purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) as to which there is a reasonable probability of an adverse determination and that, if so adversely determined, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.07                                      No Default.  (a) No Loan Party nor any Subsidiary is in default under or with respect to any Contractual Obligation that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b)                                 No Default has occurred and is continuing.

SECTION 3.08                                      Ownership of Property.  Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 3.09                                      Environmental Compliance.  Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.10                                      Insurance.  The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.  The property and general liability insurance coverage of the Loan Parties as in effect on the Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 3.10.

SECTION 3.11                                      Taxes.  Each Loan Party and its Subsidiaries have filed all federal, state and other material Tax returns and reports required to be filed, and have paid all federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are not yet delinquent or which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed Tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect.  No Loan Party nor any Subsidiary thereof is party to any Tax sharing agreement.

SECTION 3.12                                      ERISA Compliance.  (a) Except as would not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Internal Revenue Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code, or an application for such a letter is currently being processed by the IRS.  To the best knowledge of the Loan Parties, nothing has occurred that would reasonably be expected to result in the loss of such tax-qualified status.

(b)                                 There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect.  There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  Except as would not reasonably be expected  to result in a Material Adverse Effect (i)  no ERISA Event has occurred with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Internal Revenue Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; and (iv) no Loan Party nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA.

SECTION 3.13                                      Subsidiaries.  Set forth on Schedule 3.13 is a complete and accurate list as of the Effective Date of each Subsidiary of any Loan Party, together with (i) jurisdiction of organization, (ii) number of shares of each class of Equity Interests outstanding, and (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by any Loan Party or any Subsidiary.  The outstanding Equity Interests of each Subsidiary of any Loan Party are validly issued, fully paid and (except in the case of limited liability company interests or other analogous Equity Interests where such concept is not applicable) non-assessable.

SECTION 3.14                                      Margin Regulations; Investment Company Act.  (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.  Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than 25% of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) subject to the provisions of Section 6.01 or Section 6.05 or subject to any restriction contained in any agreement or instrument between the Borrower and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 7.01(e) will be margin stock.

(b)                                 None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 3.15                                      Disclosure.  Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contained, when delivered and taken as a whole with all other materials provided hereunder, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that (a) with respect to projected financial information, forecasts or other statements regarding future performance or other future development, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time such material was prepared (it being understood that the projections are subject to significant uncertainties and contingencies, many of which are beyond the Loan Parties’ control, and that no assurance can be given that the projections will be realized), (b) with respect to information relating to the Borrower’s industry generally and trade data which relates to a Person that is not the Borrower or a Subsidiary thereof, the Loan Parties represent only that such information is believed by it in good faith to be accurate in all material respects, and (c) the statements therein describing documents and agreements are summary only and as such are qualified in their entirety by reference to such documents and agreements.

SECTION 3.16                                      Compliance with Laws.  Each Loan Party and Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.17                                      Intellectual Property; Licenses, Etc.  Each Loan Party and each Subsidiary owns, or possesses the legal right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) the absence of which could reasonably be expected to have a Material Adverse Effect.  Set forth on Schedule 3.17 is a list of all IP Rights registered or pending registration with the United States Copyright Office or the United States Patent and Trademark Office and owned by each Loan Party as of the Effective Date.  Except for such claims and infringements that could not reasonably be expected to have a Material Adverse Effect, no claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights and, to the knowledge of the Responsible Officers of the Loan Parties, the use of any IP Rights by any Loan Party or any Subsidiary or the granting of a right or a license in respect of any IP Rights from any Loan Party or any Subsidiary does not infringe on the rights of any Person.  As of the Effective Date, none of the IP Rights owned by any Loan Party is subject to any exclusive licensing agreement or similar arrangement except as set forth on Schedule 3.17.

SECTION 3.18                                      Solvency.  The Borrower is Solvent, and the Loan Parties are Solvent on a consolidated basis.

SECTION 3.19                                      Perfection of Security Interests in the Collateral.  The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, and upon the filing of appropriate UCC financing statements and appropriate recordations with the United States Copyright Office and United States Patent and Trademark Office, the security interests and Liens created by the Collateral Documents will be perfected security interests and Liens, prior to all other Liens other than Permitted Liens, to the extent such security interests and Liens can be perfected by such filings and recordations.

SECTION 3.20                                      Business Locations; Taxpayer Identification Number.  Set forth on Schedule 3.20(a) is a list of all real property located in the United States that is owned or leased by any Loan Party as of the Effective Date.  Set forth on Schedule 3.20(b) is the chief executive office, exact legal name, U.S. tax payer identification number and organizational identification number of each Loan Party as of the Effective Date.  Except as set forth on Schedule 3.20(c), no Loan Party has during the five years preceding the Effective Date (i) changed its legal name, (ii) changed its state of formation or (iii) been party to a merger, consolidation or other change in structure.

SECTION 3.21                                      Labor Matters.  There are no collective bargaining agreements or Multiemployer Plans covering the employees of any Loan Party or any Domestic Subsidiary as of the Effective Date.  No Loan Party nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty in the five years preceding the Effective Date.

SECTION 3.22                                      Sanctions Laws and Regulations.  None of the Borrower, or to the best of its knowledge any of its directors, officers, brokers or other agents acting or benefiting in any capacity in connection with this Agreement is a Designated Person.

ARTICLE IV

Conditions

SECTION 4.01                                      Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)                                 The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.

(b)                                 The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of  (i) Gibson, Dunn & Crutcher LLP, special counsel for the Loan Parties  and (ii) in-house counsel to the Borrower, in each case covering such matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request; provided that, such opinions shall not cover the same matters.  The Borrower hereby requests such counsels to deliver such opinions.

(c)                                  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the initial Loan Parties, the authorization of the Transactions and any other legal matters relating to such Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel and as further described in the list of closing documents attached as Exhibit E.

(d)                                 The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

(e)                                  The Administrative Agent shall have received evidence reasonably satisfactory to it that the credit facilities evidenced by the Existing Credit Agreement shall have been terminated and cancelled and all indebtedness and other outstanding payment obligations thereunder shall have been fully repaid, cash collateralized or appropriate back-stop letters of credit issued in respect thereof (except to the extent being so repaid with the initial Revolving Loans) and any and all liens thereunder shall have been terminated.

(f)                                   The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02                                      Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than any continuation or conversion of a Loan), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

(a)                                 The representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or materiality) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except, in each case, to the extent such representation or warranty specifically relates to an earlier date in which case such representation or warranty shall be true and correct in all material respects (or in all respects if the applicable representation or warranty is qualified by Material Adverse Effect or materiality) as of such earlier date.

(b)                                 At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than (x) contingent indemnity obligations for which no claim has been asserted and (y) Swap Obligations or Banking Services Obligations), or any Letter of Credit shall remain outstanding, each Loan Party shall and shall cause each Subsidiary to:

SECTION 5.01                                      Financial Statements.  Deliver to the Administrative Agent (for distribution to each Lender):

(a)                                 as soon as available, but in any event upon the earlier of the date that is ninety days after the end of each Fiscal Year of the Borrower or the date such information is filed with the SEC, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b)                                 as soon as available, but in any event upon the earlier of the date that is sixty days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower or the date such information is filed with the SEC, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, the related consolidated statements of income or operations for such Fiscal Quarter and for the portion of the Borrower’s Fiscal Year then ended, and the related consolidated statement of cash flows for such Fiscal Quarter and the portion of the Borrower’s Fiscal Year then ended, in each case setting forth in comparative form, as applicable, the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by the chief executive officer, chief financial officer, treasurer or controller of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 5.02(d), the Borrower shall not be separately required to furnish such information under Section 5.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrower to furnish the information and materials described in Section 5.01(a) or (b) above at the times specified therein.

SECTION 5.02                                      Certificates; Other Information.  Deliver to the Administrative Agent (for distribution to each Lender):

(a)                                 within two (2) Business Days of the delivery of the financial statements referred to in Section 5.01(a), (i) a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default under the financial covenants set forth herein or, if any such Default shall exist, stating the nature and status of such event and (ii) a certificate setting forth (x) the Consolidated Adjusted EBITDA of the Loan Parties and all Secured First Tier Foreign Subsidiaries and (y) the percentage of Consolidated Adjusted EBITDA of the Loan Parties and all Secured First Tier Foreign Subsidiaries to the Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries;

(b)                                 within two (2) Business Days of the delivery of the financial statements referred to in Sections 5.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, vice president of finance, treasurer or controller of the Borrower which shall include such supplements to Schedules 3.13, 3.17, 3.20(a), 3.20(b) and 3.20(c), as are necessary such that, as supplemented, such Schedules would be accurate and complete as of the date of such Compliance Certificate; which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes;

(c)                                  not later than 75 days after the beginning of each Fiscal Year of the Borrower, commencing with the 2014 Fiscal Year, an annual business plan and budget of the Borrower and its Subsidiaries containing, among other things, pro forma financial statements for each Fiscal Quarter of such Fiscal Year;

(d)                                 promptly after the same are available, copies of each annual report, proxy or financial statement or other report sent to all the equityholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which a Loan Party or any Subsidiary may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(e)                                  promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrower by independent accountants in connection with the accounts or books of the Borrower or any Subsidiary, or any audit of any of them;

(f)                                   promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities (with an outstanding principal amount in excess of the Threshold Amount) of any Loan Party or any Domestic Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 5.01 or any other clause of this Section 5.02;

(g)                                  promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof; and

(h)                                 promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 5.01(a) or (b) or Section 5.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the internet at the website address listed on Schedule 5.02; or (ii) on which such documents are posted on the Borrower’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender.  The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

SECTION 5.03                                      Notices.  Promptly notify the Administrative Agent (for transmittal to each Lender):

(a)                                 the occurrence of any Default.

(b)                                 any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)                                  the occurrence of any ERISA Event.

Each notice pursuant to this Section 5.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 5.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

SECTION 5.04                                      Payment of Obligations.  Pay and discharge, as the same shall become due and payable, (a) all its material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary; (b) all lawful claims, which if unpaid, would by Law become a Lien (other than a Permitted Lien) upon its property; and (c) all Indebtedness, as and when due and payable, to the extent the failure to pay and discharge any such Indebtedness would result in an Event of Default under Section 9.01(e), but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

SECTION 5.05                                      Preservation of Existence, Etc.  (a) Except in the case of an Immaterial Subsidiary, preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 6.04 or 6.05.

(b)                                 Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Preserve or renew all of its IP Rights, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06                                      Maintenance of Properties.  (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear and casualty excepted.

(b)                                 Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c)                                  Use the standard of care typical in the industry in the operation and maintenance of its facilities.

SECTION 5.07                                      Maintenance of Insurance.  (a) Maintain in full force and effect insurance (including worker’s compensation insurance, liability insurance, casualty insurance and business interruption insurance) with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Party or such Subsidiary operates.

(b)                                 Cause the Administrative Agent to be named as lender’s loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any such insurance providing liability coverage or coverage in respect of any Collateral, and cause each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty days prior written notice before any such policy or policies shall be altered or canceled.

SECTION 5.08                                      Compliance with Laws.  Comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.09                                      Books and Records.  (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be.

(b)                                 Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Loan Party or such Subsidiary, as the case may be.

SECTION 5.10                                      Inspection Rights.  (a) Permit representatives and independent contractors of the Administrative Agent (who may be accompanied by any of the Lenders) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and, so long as the Borrower is afforded an opportunity to be present, independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent (who may be accompanied by any of the Lenders) (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

(b)                                 If requested by the Administrative Agent in its sole discretion, permit the Administrative Agent, and its representatives, upon reasonable advance notice to the Borrower, to conduct an annual audit of the Collateral at the expense of the Borrower.

(c)                                  Upon the reasonable written request of the Administrative Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 3.09 to be untrue in any material respect, furnish or cause to be furnished to the Administrative Agent, at the Borrower’s expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any real properties and as to the compliance by any Loan Party or any Subsidiary with Environmental Laws at such real properties.  If the Loan Parties fail to deliver such an environmental report within seventy-five days after receipt of such written request then the Administrative Agent may arrange for the same, and the Loan Parties hereby grant to the Administrative Agent and its representatives access to the real properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling).  The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Borrower on demand and added to the obligations secured by the Collateral Documents.

SECTION 5.11                                      Use of Proceeds.  Use the proceeds of the Credit Events to finance working capital, capital expenditures, Permitted Acquisitions, Investments and Restricted Payments permitted hereunder, and other lawful corporate purposes, provided that in no event shall the proceeds of the Credit Events be used in contravention of any Law or of any Loan Document.

SECTION 5.12                                      Additional Subsidiaries.  Within thirty days after the acquisition or formation of any (x) Domestic Subsidiary or (y) Foreign Subsidiary that is directly owned by a Loan Party:

(a)                                 notify the Administrative Agent thereof in writing, together with the (i) jurisdiction of formation, (ii) number of shares of each class of Equity Interests outstanding, (iii) number and percentage of outstanding shares of each class owned (directly or indirectly) by the Borrower or any Subsidiary and (iv) number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto.

(b)                                 if such Subsidiary is a Domestic Subsidiary (other than an Excluded Subsidiary), cause such Person to (i) become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a joinder to the Subsidiary Guaranty and the Security Agreement (in each case in the form contemplated thereby) or such other documents as the Administrative Agent shall deem appropriate for such purpose, and (ii) upon the request of the Administrative Agent in its sole discretion, deliver to the Administrative Agent such Organization Documents, resolutions and favorable opinions of counsel, all in form, content and scope reasonably satisfactory to the Administrative Agent.

Notwithstanding the foregoing, no Domestic Subsidiary shall be required to become a Guarantor pursuant to this Section 7.13 if such Guaranty would result in a material adverse tax consequence to the Borrower.

SECTION 5.13                                      Pledged Assets.  (a) Equity Interests.  Cause (i) 100% of the issued and outstanding Equity Interests of each Domestic Subsidiary (other than a Foreign Holding Company or Disregarded Entity that owns an interest in a CFC or CFC Debt) and each Foreign Subsidiary that is a

Disregarded Entity and that does not own an interest in a CFC or CFC Debt, in each case directly owned by any Loan Party, (ii) 65% (or such greater percentage that, due to a change in an applicable Law after the date hereof, in the Borrower’s good faith determination, such greater percentage, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary and Foreign Holding Company, in each case other than a Disregarded Entity, (iii) 65% of the issued and outstanding Equity Interests in each Disregarded Entity that owns an interest in a CFC or CFC Debt, and (iv) 100% of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) in each Foreign Subsidiary and each Foreign Holding Company directly owned by any Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents, together with opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that the Loan Parties shall have no obligation to execute and deliver any Collateral Documents governed by the Laws of any jurisdiction other than the State of New York, the United States or a political subdivision thereof.

(b)                                 Other Property.  (i) Cause all owned and leased real and personal property (other than Excluded Property) of each Loan Party to be subject at all times to first priority, perfected and, in the case of any such real property (whether leased or owned), title insured Liens in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Collateral Documents, except as set forth in the Security Agreement and subject in any case to Permitted Liens and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, appropriate UCC-1 financing statements, real estate title insurance policies, surveys, environmental reports, landlord’s waivers (provided that the Borrower shall only be required to use commercially reasonable efforts to have such landlord execute such waivers), other Mortgage Instruments for real property that is required hereunder to be subject to a Mortgage (i.e. excluding Excluded Property), certified resolutions and other organizational and authorizing documents of such Person, and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above and the perfection of the Administrative Agent’s Liens thereunder), all in form, content and scope reasonably satisfactory to the Administrative Agent.  Notwithstanding the foregoing, no Mortgages and Mortgage Instruments are required to be delivered hereunder until the date that is sixty (60) days after the Effective Date or such later date as the Administrative Agent may agree in the exercise of its reasonable discretion with respect thereto.

ARTICLE VI

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than (x) contingent indemnity obligations for which no claim has been asserted and (y) Swap Obligations or Banking Services Obligations), or any Letter of Credit shall remain outstanding, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

SECTION 6.01                                      Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a)                                 Liens pursuant to any Loan Document;

(b)                                 Liens existing on the date hereof and listed on Schedule 6.01 and any renewals or extensions thereof, provided that the property covered thereby is not changed;

(c)                                  Liens (other than Liens imposed under ERISA) for Taxes, assessments or governmental charges or levies not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)                                 Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established;

(e)                                  pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f)                                   deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)                                  easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)                                 Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 9.01(h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings;

(i)                                     Liens securing Indebtedness permitted under Section 6.03(e); provided that such Liens do not at any time encumber any property other than the property financed by such Indebtedness (and accessions or additions affixed thereto or incorporated therein);

(j)                                    licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of any Loan Party or any Subsidiary;

(k)                                 any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l)                                     Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 6.02(a);

(m)                             Liens, including normal and customary rights of setoff, upon deposits of cash in favor of banks or other depository institutions that secure fees and costs owed to such banks or other depository institutions or obligations owing in respect of ordinary course depository arrangements and/or any other agreements governing the provision of treasury or cash management services, including deposit accounts, overnight draft, credit or debit cards, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services;

(n)                                 Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(o)                                 Liens securing obligations (including Indebtedness permitted under Section 6.03(f)); provided that the aggregate amount of such obligations and Indebtedness secured by such Liens does not exceed $15,000,000 any time outstanding;

(p)                                 Liens (i) on cash and Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness permitted by Section 6.12 and (ii) in favor of a trustee in an indenture relating to any Indebtedness to the extent such Liens secure only customary compensation and reimbursement obligations of such trustee;

(q)                                 Liens on assets of Foreign Subsidiaries (including Liens of any Person that becomes a Foreign Subsidiary pursuant to a Permitted Acquisition) securing Indebtedness or other obligations of Foreign Subsidiaries (any such Person) not prohibited hereunder;

(r)                                    (i) cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to a transaction permitted by this Agreement and (ii) cash escrow deposits established for an adjustment in purchase price or liabilities or indemnities for Dispositions permitted by this Agreement;

(s)                                   Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(t)                                    Liens arising by operation of law in favor of issuers of letters of credit in the documents presented under a letter of credit;

(u)                                 assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease;

(v)                                 Liens arising out of conditional sale, consignment or similar arrangements for the sale of goods (including Liens arising under Section 2-507 of the UCC) entered into by the Borrower or any Subsidiary in the ordinary course of business; and

(w)                               Liens arising by operation of law or contract on insurance policies and proceeds thereof to secure the financing of premiums payable thereunder.

SECTION 6.02                                      Investments.  Make any Investments, except:

(a)                                 Investments held in the form of cash (including deposit accounts maintained in the ordinary course of business) or Cash Equivalents;

(b)                                 Investments existing as of the Effective Date and set forth on Schedule 6.02;

(c)                                  Investments in any Person that is a Loan Party prior to giving effect to such Investment;

(d)                                 Investments by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party;

(e)                                  Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss or otherwise arising from the satisfaction of judgments, the foreclose of Liens or settlement of Indebtedness;

(f)                                   Guarantees (i) permitted by Section 6.03 and (ii) incurred in respect of customary indemnification and purchase price adjustment obligations of any Loan Party or Subsidiary incurred in connection with Dispositions permitted by this Agreement;

(g)                                  [intentionally omitted];

(h)                                 loans and advances made to officers, directors and employees of the Borrower and its Subsidiaries in the ordinary course of business in an aggregate amount outstanding at any one time not to exceed $2,000,000;

(i)                                     Investments arising in connection with Swap Contracts permitted under Section 6.03(d);

(j)                                    Investments in respect of advances to customers or suppliers, prepaid expenses, negotiable instruments held for collection or lease, utility, workers’ compensation, performance and other similar deposits provided to third parties in the ordinary course of business;

(k)                                 Investments constituting non-cash consideration received by the Borrower or any Subsidiary in connection with Dispositions (to the extent not prohibited hereby) and Involuntary Dispositions;

(l)                                     Investments arising from the consummation of customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(m)                             Investments made pursuant to the Borrower’s Recommended Investment Policy Guidelines in effect as of July 29, 2010 a copy of which has been delivered to the Administrative Agent prior to the Effective Date; and

(n)                                 so long as no Default exists immediately prior and after giving effect thereto, Investments (including Investments constituting Permitted Acquisitions) of a nature not contemplated in the foregoing clauses in an aggregate amount not to exceed $25,000,000 during any Fiscal Year of the Borrower; provided that, if at the time of and immediately after giving effect (including giving effect on a Pro Forma Basis) to any such Investment, the Consolidated Leverage Ratio is less than or equal to 2.00 to 1.00, there shall be no Dollar limitation on such Investment.

SECTION 6.03                                      Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a)                                 Indebtedness under the Loan Documents;

(b)                                 Indebtedness set forth on Schedule 6.03 (and renewals, refinancings and extensions thereof); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, renewal or extension except by (A) other than Indebtedness of Spectra Physics, K.K., a Japanese corporation (“Spectra”), High Q Technologies, an Austrian corporation and its Subsidiaries (“High Q”) and Ophir and its Subsidiaries (other than any Domestic Subsidiary of Ophir), an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (B) in the case of Spectra, an aggregate amount outstanding of not more than $17,000,000, (C) in the case of High Q, an aggregate amount outstanding of not more than $10,000,000, and (D) in the case of Ophir and its Subsidiaries (other than any Domestic Subsidiary of Ophir), an aggregate amount outstanding of not more than $20,000,000 and (ii) if in respect to Indebtedness of a Loan Party the terms relating to principal amount (except as otherwise agreed in clause (i) above), amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, renewal or extension are no less favorable in any material respect to, and as reasonably determined by, the Loan Parties than the terms of any agreement or instrument governing the Indebtedness being refinanced, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c)                                  intercompany Indebtedness permitted under Section 6.02;

(d)                                 obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;”

(e)                                  (i) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) hereafter incurred to finance the purchase of fixed assets, and renewals, refinancings and extensions thereof, provided that (A) the aggregate outstanding principal amount of all such Indebtedness shall not exceed $5,000,000 at any one time outstanding; and (B) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, (ii) purchase money Indebtedness (including obligations in respect of Capital Leases or Synthetic Leases) assumed upon the consummation of a Permitted Acquisition; provided that (A) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (B) after giving effect to any such incurrence of purchase money Indebtedness, the Loan Parties shall be in compliance with the financial covenants set forth in Section 6.11 on a Pro Forma Basis and (C) the aggregate amount of all such purchase money Indebtedness assumed by Domestic Subsidiaries shall not exceed $20,000,000 and (iii) Indebtedness in respect of Sale and Leaseback Transactions permitted by Section 6.15;

(f)                                   other Indebtedness; provided, that, (i) at the time of and immediately after giving effect to any such incurrence of Indebtedness, no Event of Default shall then exist or result therefrom and the Loan Parties shall be in compliance with the financial covenants set forth in Section 6.11 on a Pro Forma Basis and (ii) in the case of Indebtedness of a Loan Party, the terms of such Indebtedness shall not require scheduled amortization of such Indebtedness prior to the Maturity Date;

(g)                                  Guarantees with respect to Indebtedness permitted under this Section 6.03;

(h)                                 Indebtedness in respect of surety bonds and similar instruments incurred in the ordinary course of its business not to exceed $10,000,000 at any time outstanding and other Indebtedness in respect of surety bonds and similar instruments incurred to the extent necessary to stay judgments that do not constitute an Event of Default under Section 9.01(h);

(i)                                     to the extent constituting Indebtedness, obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

(j)                                    earn-out and other post-closing balance sheet adjustment obligations related to any Permitted Acquisition;

(k)                                 Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; and

(l)                                     additional unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding.

SECTION 6.04                                      Fundamental Changes.  Merge, dissolve, liquidate or consolidate with or into another Person, except that so long as no Default exists or would result therefrom, (a) the Borrower may merge or consolidate with any of its Subsidiaries provided that the Borrower is the continuing or surviving Person, (b) any Subsidiary may merge or consolidate with any other Subsidiary provided that if a Loan Party is a party to such transaction, the continuing or surviving Person is a Loan Party, (c) the Borrower or any Subsidiary may merge with any other Person in connection with a Permitted Acquisition provided that (i) if the Borrower is a party to such transaction, the Borrower is the continuing or surviving Person and (ii) if a Loan Party is a party to such transaction, such Loan Party is the surviving Person and (d) any Subsidiary may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not have a Material Adverse Effect.

SECTION 6.05                                      Dispositions.  Make any Disposition except:

(a)                                 Permitted Transfers;

(b)                                 Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(c)                                  other Dispositions so long as (i) at least 75% of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 6.15, (iii) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, (iv) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 6.05, and (v) the aggregate net book value of all of the assets sold or otherwise disposed of by the Loan Parties and their Subsidiaries in all such transactions occurring after the Effective Date shall not exceed $75,000,000 (exclusive of the net book value of (x) “non-core” or surplus business units or assets acquired in connection with the Ophir Acquisition or any Permitted Acquisition that are not, in the judgment of the Borrower, complementary to the conduct of the business of the Borrower and its Subsidiaries and are identified as “non-core” or surplus business units or assets in a notice to the Administrative Agent by the Borrower within five Business Days following such Acquisition (or, in the case of the Ophir Acquisition or any other Permitted Acquisition completed prior to the Effective Date, in a notice to the Administrative Agent prior to the Effective Date) and (y) Dispositions involving assets with a net book value of less than $100,000; provided that the aggregate amount of all Dispositions made pursuant to this clause (y) in any Fiscal Year shall not exceed $1,000,000 in the aggregate).

SECTION 6.06                                      Restricted Payments.  Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a)                                 each Subsidiary may make Restricted Payments to Persons that own Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b)                                 each Loan Party and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person;

(c)                                  so long as no Default exists immediately prior and after giving effect thereto (except in the case of payment of a dividend by the Borrower, in which case no Default shall exist immediately prior to, and after, the declaration thereof to the extent that such payment is made within sixty (60) days of such declaration), the Borrower may make other Restricted Payments in an aggregate amount during any Fiscal Year of the Borrower not to exceed $25,000,000; provided that, if at the time of and immediately after giving effect (including giving effect on a Pro Forma Basis) thereto, the Consolidated Leverage Ratio is less than or equal to 2.00 to 1.00, there shall be no Dollar limitation on such Restricted Payments; and

(d)                                 the Borrower may make repurchases of its Equity Interests deemed to occur upon (i) the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) the issuance of Equity Interests to directors, officers and employees upon the settlement of any stock appreciation rights or upon the vesting of restricted stock units, or (iii) the withholding of shares of stock issued upon vesting of restricted stock or restricted stock units, or upon the exercise of options or stock appreciation rights, in satisfaction of tax withholding obligations, for clauses (i), (ii) and (iii) (x) in an unlimited amount so long as such transactions are non-cash and (y) in an aggregate amount not to exceed $6,000,000 during any Fiscal Year for all such cash transactions.

SECTION 6.07                                      Change in Nature of Business.  Engage in any material line of business substantially different from those lines of business conducted by the Loan Parties and their Subsidiaries on the Effective Date or any business reasonably related or incidental thereto.

SECTION 6.08                                      Transactions with Affiliates and Insiders.  Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) intercompany transactions expressly permitted by Section 6.02, Section 6.03, Section 6.04, Section 6.05 or Section 8.06, (d) compensation and reimbursement of expenses (including customary indemnities) of officers and directors, (e) other Restricted Payments and Investments permitted by Section 8.02 and Section 6.06, respectively, (f) the issuance of Equity Interests by the Borrower or any Subsidiary, (g) Intellectual Property licenses and distribution rights granted to Subsidiaries of the Borrower by the Borrower or any Subsidiary of the Borrower and (h) except as otherwise specifically limited in this Agreement, other transactions which are entered into in the ordinary course of such Person’s business on terms and conditions substantially as favorable to such Person as could reasonably be obtainable by it in a comparable arms-length transaction with a Person other than an officer, director or Affiliate.

SECTION 6.09                                      Burdensome Agreements.  Enter into, or permit to exist, any Contractual Obligation that (a) encumbers or restricts the ability of any such Person to (i) make Restricted Payments to any Loan Party, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances to any Loan Party, (iv) transfer any of its property to any Loan Party, (v) pledge its property pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof or (vi) act as a Loan Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (A) in respect of any of the matters referred to in clauses (i)-(v) above, for (1) this Agreement and the other Loan Documents, (2) any document or instrument governing Indebtedness incurred pursuant to Section 6.03(e) or Section 6.03(f), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (3) any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (4) customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.05 pending the consummation of such sale, (5) restrictions existing under, by reason of or with respect to (x) Indebtedness incurred pursuant to Section 6.03(f) or (y) the Indebtedness on Schedule 6.03, together with any renewals, refinancings and extensions thereof, so long as the board of directors of the Borrower in its reasonable and good faith judgment determines at the time such Indebtedness is incurred that any such encumbrance or restriction will not affect the ability of the Loan Parties to service the Loans or any other Obligations and (6) restrictions arising by reason of customary provisions restricting assignments, subletting or other transfers contained in contracts, leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business and (B) in respect of the matters referred to in clause (vi) above, such clause shall not apply to any Foreign Subsidiary or any of its Subsidiaries or (b) requires the grant of any security for any obligation if such property is given as security for the Obligations.

SECTION 6.10                                      Use of Proceeds.  Use the proceeds of any Credit Event, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in any case in a manner in violation of Regulations T, U or X of the FRB.

SECTION 6.11                                      Financial Covenants.

(a)                                 Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio, as of the end of any Fiscal Quarter of the Borrower, to be greater than (i) 2.50 to 1.00 for any such Fiscal Quarter ending on or after June 30, 2013 through and including March 31, 2016, (ii) 2.25 to 1.00 for any such Fiscal Quarter ending on or after June 30, 2016 through and including March 31, 2017 and (iii) 2.00 to 1.00 for any such Fiscal Quarter ending on or after June 30, 2017 (each of the foregoing maximum ratios permitted for a particular Fiscal Quarter being referred to as the “Applicable Maximum Ratio”); provided that (x) for any such period ending on or after June 30, 2016, the Borrower may, by written notice to the Administrative Agent for distribution to the Lenders, elect to increase the Applicable Maximum Ratio by 0.25 to 1.00 for testing of the financial covenants set forth in Section 6.11 on a Pro Forma Basis with respect to, and any period of four consecutive Fiscal Quarters ending immediately following, Permitted Acquisitions with aggregate consideration in excess of $25,000,000 (each such period, an “Adjusted Covenant Period”) and (y) notwithstanding the foregoing clause (x), the Borrower may not elect an Adjusted Covenant Period for at least one (1) Fiscal Quarter following the end of an Adjusted Covenant Period before a new Adjusted Covenant Period is available again pursuant to the preceding proviso (x) for a new period of four consecutive Fiscal Quarters.

(b)                                 Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio, as of the end of any Fiscal Quarter of the Borrower, to be less than (x) 1.25 to 1.00 for each Fiscal Quarter of the Borrower through and including the Fiscal Quarter of the Borrower ending on or about September 30, 2014 and (y) 1.50 to 1.00 for the Fiscal Quarter of the Borrower ending on or about December 31, 2014 and each Fiscal Quarter of the Borrower ending thereafter.

SECTION 6.12                                      Prepayment of Subordinated Indebtedness, Etc.  (a) Amend or modify any of the terms of any Subordinated Indebtedness of any Loan Party or any Subsidiary if such amendment or modification would add or change any material terms (taken as a whole) in a manner materially adverse to any Loan Party or any Subsidiary, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

(b)                                 Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Indebtedness of any Loan Party or any Subsidiary; provided that, if at the time of and immediately after giving effect (including giving effect on a Pro Forma Basis) to any of the foregoing actions, the Consolidated Leverage Ratio is less than or equal to 2.00 to 1.00, this Section 6.12(b) shall not apply.

SECTION 6.13                                      Organization Documents; Fiscal Year; Legal Name, State of Formation and Form of Entity.

(a)                                 In the case of any Loan Party, amend, modify or change its Organization Documents in a manner adverse in any material respect to the rights of the Lenders.

(b)                                 Change its Fiscal Year, except to conform the Fiscal Year of a Subsidiary to that of the Borrower.

(c)                                  Without providing ten days prior written notice to the Administrative Agent, change the name, state of formation or form of organization of a Loan Party or a Foreign Subsidiary directly owned by a Loan Party.

SECTION 6.14                                      Ownership of Subsidiaries.  Notwithstanding any other provisions of this Agreement to the contrary, (a) permit any Person (other than the Borrower or any wholly-owned Subsidiary) to own any Equity Interests of any Subsidiary except to qualify directors where required by applicable Laws or to satisfy other requirements of applicable Laws with respect to the ownership of Equity Interests of Foreign Subsidiaries, or (b) permit any Subsidiary to issue or have outstanding any shares of preferred Equity Interests; provided, that the foregoing clauses (a) and (b) shall not apply to any Subsidiaries listed on Schedule 6.14 or otherwise acquired pursuant to a Permitted Acquisition; provided that such Subsidiary is not created in anticipation of such Permitted Acquisition.

SECTION 6.15                                      Sale Leasebacks.  Enter into any Sale and Leaseback Transaction, other than Sale and Leaseback Transactions entered into by a Foreign Subsidiary; provided that the sale value of assets sold pursuant to this Section 6.15 shall not exceed (x) $15,000,000 in the aggregate in any Fiscal Year and (y) $25,000,000 in the aggregate prior to the Maturity Date.

SECTION 6.16                                      Sanctions Laws and Regulations.

(a)                                 The Borrower shall not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations, or (ii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement.

(b)                                 None of the funds or assets of the Borrower that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are the subject of sanctions under any Sanctions Laws and Regulations.

ARTICLE VII

Events of Default

SECTION 7.01                                      Events of Default.  Any of the following shall constitute an Event of Default:

(a)                                 Non-Payment.  Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or

(b)                                 Specific Covenants.  Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 5.03(a), 5.05(a) (with respect to the Borrower), 5.10, 5.11, Article VI or Article X; or

(c)                                  Other Defaults.  Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty days after the earlier of (i) a Loan Party becoming aware of such failure or (ii) the date notice thereof shall have been given to the Borrower by the Administrative Agent; or

(d)                                 Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e)                                  Cross-Default.  (i) Any Loan Party or any Subsidiary (other than any Immaterial Subsidiary) (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary (other than any Immaterial Subsidiary) is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination

Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary (other than any Immaterial Subsidiary) is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or

(f)                                   Insolvency Proceedings, Etc.  Any Loan Party or any Subsidiary (other than any Immaterial Subsidiary) institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; or

(g)                                  Inability to Pay Debts; Attachment.  (i) Any Loan Party or any Subsidiary (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(h)                                 Judgments.  There is entered against any Loan Party or any Subsidiary (other than any Immaterial Subsidiary) (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of thirty consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)                                    Invalidity of Loan Documents.  Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k)                                 Change of Control.  There occurs any Change of Control.

SECTION 7.02                                      Remedies Upon Event of Default. If any Event of Default occurs and is continuing, then, and in every such event (other than an event with respect to the Borrower described in Section 7.01(f) or (g)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become  due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in Section 7.01(f) or (g), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents.  Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower.  Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor.  If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities.  Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder.  Each Lender shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a lender or assign or otherwise transfer its rights, interests and obligations hereunder.

None of the Lenders or other Persons, if any, identified in this Agreement as a Co-Syndication Agent or Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such.  Without limiting the foregoing, none of such Lenders or such other Persons shall have or be deemed to have a fiduciary relationship with any Lender.  Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders and such other Persons in their respective capacities as Co-Syndication Agent or Documentation Agent, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.

The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.  The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.

ARTICLE IX

Miscellaneous

SECTION 9.01                                      Notices.  (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     (i)                                     if to the Borrower, to it at 1791 Deere Avenue, Irvine, California 92606, Attention of Charles Cargile, Senior Vice President, Chief Financial Officer and Treasurer (Telecopy No. (949) 253-1221; Telephone No. (949) 253-1273) and Jeffrey B. Coyne, Senior Vice President and General Counsel (Telecopy No. (949) 253-1221; Telephone No. (949) 437-9885); with a copy (in the case of a notice of Default) to Gibson, Dunn & Crutcher, 2029 Century Park East, Los Angeles, California 90067, Attention of Cromwell Montgomery (Telecopy No. (310) 552-7063; Telephone No. (310) 552-8744;

(ii)                                  if to the Administrative Agent, (A) in the case of Borrowings denominated in Dollars, to JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603, Mailcode IL1-0010, Attention of Leonida Mischke (Telecopy No. (888) 292-9533) and (B) in the case of Borrowings denominated in Foreign Currencies, to J.P. Morgan Europe Limited, 25 Bank Street, Canary Wharf, London E14 5JP, Attention of The Manager, Loan & Agency Services (Telecopy No. 44 207 777 2360), and in each case with a copy to JPMorgan Chase Bank, N.A., 3 Park Plaza, Suite 900, Irvine, California 92614, Attention of Ling Li (Telecopy No. (714) 917-4866);

(iii)                               if to the Issuing Bank, to it at JPMorgan Chase Bank, N.A., 131 South Dearborn, Floor 05, Chicago, IL 60603-5506, Attention of Global Trade Services (Telecopy No. (312) 288-8950);

(iv)                              if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn Street, 7th Floor, Chicago, Illinois 60603, Mailcode IL1-0010, Attention of Leonida Mischke (Telecopy No. (888) 292-9533); and

(v)                                 if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)                                 Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)                                  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(d)                                 Electronic Systems.

(i)                                     The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(ii)                                  Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02                                      Waivers; Amendments.  (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 Except as provided in Section 2.20 with respect to an Incremental Term Loan Amendment, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby, (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, solely with the consent of the parties prescribed by Section 2.20 to be parties to an Incremental Term Loan Amendment, Incremental Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Commitments and the Revolving Loans are included on the Effective Date), (vi) release the Borrower from its obligations under Article X or release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case without the written consent of each Lender, or (vii) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.22 shall require the consent of the Administrative Agent, the Issuing Bank and the Swingline Lender).  Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.

(c)                                  Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to each relevant Loan Document (x) to add one or more credit facilities (in addition to the Incremental Term Loans pursuant to an Incremental Term Loan Amendment) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans, Incremental Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.

(d)                                 The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Liens granted to the Administrative Agent by the Loan Parties on any Collateral (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations in a manner satisfactory to the Administrative Agent, (ii) constituting property being sold or disposed of if the Borrower certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Borrower or any Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII.  Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(e)                                  If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay to such Non-Consenting Lender in same day funds on the day of such replacement (1) all interest, fees and other amounts then accrued but unpaid to such

Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.

(f)                                   Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents to cure any ambiguity, omission, mistake, defect or inconsistency.

SECTION 9.03                                      Expenses; Indemnity; Damage Waiver.  (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable and documented fees, charges and disbursements of one primary counsel (and reasonably required local counsel in each applicable jurisdiction) for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the reasonable and documented fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and any other Loan Document, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)                                 The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any of its Subsidiaries, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee, (y) the material breach by such Indemnitee of its obligations under the Loan Documents pursuant to a claim initiated by the Borrower or (z) any dispute solely among Indemnitees (not arising as a result of any act or omission by the Borrower or any of its Subsidiaries or Affiliates) other than claims against any of the Administrative Agent or the Lenders or any of their Affiliates in its capacity or in fulfilling its role as the Administrative Agent, the Issuing Bank, the Swingline Lender, a lead arranger, a bookrunner, a co-syndication agent, a documentation agent or any similar role under this Agreement.  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)                                  To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

(d)                                 To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the internet), or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)                                  All amounts due under this Section shall be payable not later than fifteen (15) days after written demand therefor.

SECTION 9.04                                      Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 (i)                                     Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)                               the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee;

(B)                               the Administrative Agent;

(C)                               the Issuing Bank; and

(D)                               the Swingline Lender.

(ii)                                  Assignments shall be subject to the following additional conditions:

(A)                               except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)                               each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)                               the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and

(D)                               the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes of this Section 9.04(b), the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.

(iii)                               Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)                              The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)                                 Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03(c), the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)                                  Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under

Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or to comply with other requirements under applicable tax Law.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)                                 Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05                                      Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.  The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

SECTION 9.06                                      Counterparts; Integration; Effectiveness; Electronic Execution.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.07                                      Severability.  Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08                                      Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any of and all of the Secured Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09                                      Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)                                 The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.

(c)                                  The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10                                      WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11                                      Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12                                      Confidentiality.  Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process (in which case each of the Administrative Agent, the Issuing Bank and the Lenders agree (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly of the disclosure thereof prior thereto), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii)any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower or any Subsidiary, provided that the source of such Information was not known by the Administrative Agent, such Lender, the Issuing Bank or Affiliate thereof, as the case may be, to be bound by confidentiality obligations to the Borrower with respect to such Information.  For the purposes of this Section, “Information” means all information received from, or on behalf of, the Borrower or any Subsidiary relating to the Borrower and its Subsidiaries or their business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THIS SECTION 9.12 FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES.  ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13                                      USA PATRIOT Act.  Each Lender that is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.

SECTION 9.14                                      Releases of Subsidiary Guarantors.

(a)                                 A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise.  In connection with any termination or release pursuant to this Section, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

(b)                                 Further, the Administrative Agent may (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor is no longer a Domestic Subsidiary or becomes a Foreign Holding Company.

(c)                                  At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Obligations (other than Banking Services Obligations, Swap Obligations, and other Obligations expressly stated to survive such payment and termination) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.

SECTION 9.15                                      Appointment for Perfection.  Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession.  Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

SECTION 9.16                                      Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.17                                      No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Lenders and their Affiliates, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each of the Lenders and their Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) no Lender or any of its Affiliates has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except, in the case of a Lender, those obligations expressly set forth herein and in the other Loan Documents; and (iii) each of the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and no Lender or any of its Affiliates has any obligation to disclose any of such interests to the Borrower or its Affiliates.  To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against each of the Lenders and their Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

ARTICLE X

Borrower Guaranty

SECTION 10.01                               Borrower Guaranty.

(a)                                 In order to induce the Lenders to extend credit to the Borrower hereunder, the Borrower hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Secured Obligations.  The Borrower further agrees that the due and punctual payment of such Secured Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Secured Obligation.  The Borrower hereby irrevocably and unconditionally agrees that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify the Secured Parties immediately on demand against any cost, loss or liability they incur as a result of any of the Borrower’s Subsidiaries not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by the Borrower under this Article X on the date when it would have been due (but so that the amount payable by the Borrower under this indemnity will not exceed the amount which it would have had to pay under this Article X if the amount claimed had been recoverable on the basis of a guarantee).

(b)                                 The Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Secured Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any Secured Party to any balance of any deposit account or credit on the books of any Secured Party in favor of the Borrower, any Subsidiary Guarantor or any other Person.

SECTION 10.02                               Guaranty Unconditional.  The obligations of the Borrower hereunder are absolute, irrevocable and unconditional and shall not be affected by (a) the failure of any Secured Party to assert any claim or demand or to enforce any right or remedy against the Borrower or any Subsidiary under the provisions of this Agreement, any other Loan Document, any Swap Contract, any Banking Services Agreement or otherwise; (b) any extension or renewal, in whole or in part and without notice to or assent from the Borrower, of any of the Secured Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Loan Document, any Swap Contract, any Banking Services Agreement or any other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Secured Obligations; (e) the failure of the Administrative Agent to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Secured Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of the Borrower, any Subsidiary Guarantor or any other guarantor of any of the Secured Obligations; (g) the enforceability or validity of the Secured Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Secured Obligations or any part thereof, or any other invalidity or unenforceability relating to or against the Borrower, any Subsidiary Guarantor or any other guarantor of any of the Secured Obligations, for any reason related to this Agreement, any other Loan Document, any Swap Contract, any Banking Services Agreement or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by the Borrower, any Subsidiary Guarantor or any other guarantor of the Secured Obligations, of any of the Secured Obligations or otherwise affecting any term of any of the Secured Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Borrower to subrogation.

SECTION 10.03                               General Waivers.

(a)                                 The Borrower waives presentment to, demand of payment from and protest to the Borrower of any of the Secured Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment.

(b)                                 The obligations of the Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Secured Obligations, any impossibility in the performance of any of the Secured Obligations or otherwise.

SECTION 10.04                               Continuing Guaranty.  The Borrower further agrees that its obligations hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Secured Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion).

SECTION 10.05                               Enforcement and Payment of Guaranty.  All terms of this Article X apply to and may be enforced by or on behalf of any domestic or foreign branch or Affiliate of any Secured Party that extended any portion of the Secured Obligations.  In furtherance of the foregoing and not in limitation of any other right which any Secured Party may have at law or in equity against the Borrower by virtue hereof, upon the failure of the Borrower’s Subsidiaries to pay any Secured Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Borrower hereby promises to and will, upon receipt of written demand by any Secured Party, forthwith pay, or cause to be paid, to such Secured Party in cash an amount equal to the unpaid principal amount of such Secured Obligations then due, together with accrued and unpaid interest thereon.  The Borrower further agrees that if payment in respect of any Secured Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York, Chicago or any other Eurocurrency Payment Office and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Secured Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of the applicable Secured Party, disadvantageous to such Secured Party in any material respect, then, at the election of such Secured Party, the Borrower shall make payment of such Secured Obligation in Dollars (based upon the applicable Equivalent Amount in effect on the date of payment) and/or in New York, Chicago or such other Eurocurrency Payment Office as is designated by such Secured Party and, as a separate and independent obligation, shall indemnify such Secured Party against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

SECTION 10.06                               Subordination of Subrogation.  Upon payment by the Borrower of any sums as provided in this Article X, all rights of the Borrower against any Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Secured Obligations owed by the Borrower or any of its Subsidiaries to the Secured Parties.

SECTION 10.07                               Information.  The Borrower assumes all responsibility for being and keeping itself informed of the Subsidiaries’ financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that the Borrower assumes and incurs under this Article X, and agrees that no Secured Party shall have any duty to advise the Borrower of information known to it regarding those circumstances or risks.

SECTION 10.08                               Taxes.  Any and all payments by or on account of any obligation of the Borrower under this Article X shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower pursuant to this Article X shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 10.08) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

SECTION 10.09                               Maximum Liability.  The provisions of this Article X are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Borrower under this Article X would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the Borrower’s liability under this Article X, then, notwithstanding any other provision of this Article X to the contrary, the amount of such liability shall, without any further action by the Borrower or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the Borrower’s “Maximum Liability”).  This Section 10.09 is intended solely to preserve the rights of the Secured Parties to the maximum extent not subject to avoidance under applicable law, and neither the Borrower nor any other Person or entity shall have any right or claim under this Section 10.09 with respect to such Maximum Liability, except to the extent necessary so that the obligations of the Borrower under this Article X shall not be rendered voidable under applicable law.  The Borrower agrees that the Secured Obligations may at any time and from time to time exceed the Maximum Liability of the Borrower without impairing this guaranty under this Article X or affecting the rights and remedies of the Secured Parties hereunder; provided that, nothing in this sentence shall be construed to increase the Borrower’s obligations hereunder beyond its Maximum Liability.

SECTION 10.10                               Termination of Borrower Guaranty.  Nothing shall discharge or satisfy the liability of the Borrower hereunder except the full performance and payment in full in cash of the Secured Obligations and the termination or expiration of the Commitments.

SECTION 10.11                               California Waivers.  To the extent California law applies, in addition to and not in lieu of any other provisions of this Article X, the Borrower represents, warrants, covenants and agrees as follows:

(a)                                 The obligations of the Borrower under this Article X shall be performed without demand by any Secured Party and shall be unconditional irrespective of the genuineness, validity, regularity or enforceability of any of the Loan Documents, Swap Contracts or Banking Services Agreements, and without regard to any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or a guarantor.  The Borrower hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so the Borrower shall be liable even if the relevant Subsidiary had no liability at the time of execution of the applicable Loan Documents, Swap Contracts or Banking Services Agreements, or thereafter ceases to be liable.  The Borrower hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so the Borrower’s liability may be larger in amount and more burdensome than that of the Subsidiaries.  The Borrower hereby waives the benefit of all principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Article X and agrees that the Borrower’s obligations shall not be affected by any circumstances, whether or not referred to in this Article X which might otherwise constitute a legal or equitable discharge of a surety or a guarantor.  The Borrower hereby waives the benefits of any right of discharge under any and all statutes or other laws relating to guarantors or sureties and any other rights of sureties and guarantors thereunder.

(b)                                 In accordance with Section 2856 of the California Civil Code, the Borrower hereby waives all rights and defenses arising out of an election of remedies by any Secured Party even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Secured Obligations, has destroyed or otherwise impaired the Borrower’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise.  The Borrower hereby authorizes and empowers the Secured Parties to exercise, in their sole and absolute discretion, any right or remedy, or any combination thereof, which may then be available, since it is the intent and purpose of the Borrower that its obligations under this Article X shall be absolute, independent and unconditional under any and all circumstances.  Specifically, and without in any way limiting the foregoing, the Borrower hereby waives any rights of subrogation, indemnification, contribution or reimbursement arising under Sections 2846, 2847, 2848 and 2849 of the California Civil Code or any other right of recourse to or with respect to any Subsidiary, any constituent of any Subsidiary, any other Person, or the assets or property of any of the foregoing or to any collateral for the Secured Obligations until all of the Secured Obligations (other than Unliquidated Obligations) have been paid and satisfied in full in cash or cash collateralized in accordance with Section 2.06(j), as the case may be, and the Commitments have terminated or expired.  The Borrower recognizes that, pursuant to Section 580d of the California Code of Civil Procedure, the Secured Parties’ realization through nonjudicial foreclosure upon any real property constituting security for the Secured Obligations could terminate any right of the Secured Parties to recover a deficiency judgment against any Subsidiary, thereby terminating subrogation rights which other parties might otherwise might have against such Subsidiary.  In the absence of an adequate waiver, such a termination of subrogation rights could create a defense to enforcement of this Article X against such parties.  The Borrower’s obligations under hereby unconditionally and irrevocably waives any such defense.

(c)                                  In addition to and without in any way limiting the foregoing, the Borrower hereby subordinates any and all Indebtedness of each Subsidiary now or hereafter owed to the Borrower to the prior payment in full in cash or cash collateralization in accordance with Section 2.06(j) of the Credit Agreement, as the case may be, of all the Secured Obligations (other than Unliquidated Obligations) owed by the Borrower or any of its Subsidiaries to the Secured Parties and the termination or expiration of the Commitments and agrees with the Secured Parties that until all of the Secured Obligations (other than Unliquidated Obligations) have been paid and satisfied in full in cash or cash collateralized in accordance with Section 2.06(j) of the Credit Agreement, as the case may be, and the Commitments have terminated or expired, the Borrower shall not demand or accept any payment of principal or interest from any Subsidiary, claim any offset or other reduction of the Borrower’s obligations hereunder because of any such Indebtedness, nor take any action to obtain any of the collateral for the Secured Obligations, provided that, notwithstanding the foregoing, the Borrower may demand or accept payment from Subsidiaries on account of all such Indebtedness until the Borrower has received written notice from the Administrative Agent indicating the Administrative Agent’s election to suspend the Subsidiaries’ ability to make payments in accordance with this Section, which notice shall only be tendered by the Administrative Agent following the occurrence and during the continuance of an Event of Default.  If any amount shall nevertheless be paid to the Borrower by any Subsidiary or another guarantor in violation of the foregoing provisions, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties.  Without limiting the generality of the foregoing, the Borrower hereby waives, to the fullest extent permitted by law, diligence in collecting the Secured Obligations, presentment, demand for payment, protest, all notices with respect to this Article X or any other Loan Document, Swap Contract or Banking Services Agreement which may be required by statute, rule of law or otherwise to preserve the Secured Parties’ rights against the Borrower under this Article X, including, but not limited to, notice of acceptance, notice of any amendment of the Loan Documents, any Swap Contract or any Banking Services Agreement, notice of the occurrence of any default, notice of intent to accelerate, notice of acceleration, notice of dishonor, notice of foreclosure, notice of protest, and notice of the incurring by any Subsidiary of any obligation or Indebtedness.

(d)                                 Without limiting the foregoing, the Borrower waives all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to the Borrower by reason of California Civil Code Sections 2787 to 2855, inclusive, including any and all rights or defenses the Borrower may have by reason of protection afforded to any Subsidiary with respect to any of the obligations of the Borrower under this Article X by reason of a nonjudicial foreclosure or pursuant to the antideficiency or other laws of the State of California limiting or discharging the Secured Obligations until all of the Secured Obligations (other than Unliquidated Obligations) have been paid and satisfied in full in cash or cash collateralized in accordance with Section 2.06(j), as the case may be, and the Commitments have terminated or expired.  Without limiting the generality of the foregoing, the Borrower hereby expressly waives any and all benefits under (i) California Code of Civil Procedure Section 580a (which Section, if the Borrower had not given this waiver, would otherwise limit the Borrower’s liability after a nonjudicial foreclosure sale to the difference between the obligations of the Borrower under this Article X and the fair market value of the property or interests sold at such nonjudicial foreclosure sale), (ii) California Code of Civil Procedure Sections 580b and 580d (which Sections, if the Borrower had not given this waiver, would otherwise limit the Secured Parties’ right to recover a deficiency judgment with respect to purchase money obligations and after a nonjudicial foreclosure sale, respectively), and (iii) California Code of Civil Procedure Section 726 (which Section, if the Borrower had not given this waiver, among other things, would otherwise require the Secured Parties to exhaust all of their security before a personal judgment could be obtained for a deficiency).  Notwithstanding any foreclosure of the lien of any or all of the Mortgages, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure, or by any Secured Party’s acceptance of a deed in lieu of foreclosure, the Borrower shall remain bound under this Article X.

(e)                                  Likewise, the Borrower waives (i) any and all rights and defenses available to the Borrower under California Civil Code Sections 2899 and 3433; (ii) any rights or defenses the Borrower may have with respect to its obligations as a guarantor by reason of any election of remedies by any Secured Party; and (iii) all rights and defenses that the Borrower may have because any Subsidiary’s debt is secured by real property.  This means, among other things, that the Secured Parties may collect from the Borrower without first foreclosing on any real or personal property collateral pledged by the applicable Subsidiary, and that if any Secured Party forecloses on any real property collateral pledged by a Subsidiary (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) the Secured Parties may collect from the Borrower even if the Secured Parties, by foreclosing on the real property collateral, have destroyed any rights the Borrower may have to collect from the Subsidiaries.  This is an unconditional and irrevocable waiver of any rights and defenses the Borrower may have because any Subsidiary’s debt evidenced by the Loan Documents, any Swap Contract or any Banking Services Agreement is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(f)                                   Nothing herein shall be deemed to limit the right of any Secured Party to recover in accordance with California Code of Civil Procedure Section 736 (as such Section may be amended from time to time), any costs, expenses, liabilities or damages, including reasonable attorneys’ fees and costs, incurred by any Secured Party and arising from any covenant, obligation, liability, representation or warranty contained in any indemnity agreement given to any Secured Party, or any order, consent decree or settlement relating to the cleanup of Hazardous Materials or any other “environmental provision” (as defined in such Section 736) relating to any of the Collateral or any portion thereof or the right of the Secured Parties to waive, in accordance with the California Code of Civil Procedure Section 726.5 (as such Section may be amended from time to time), the security of any of the Mortgages as to any parcel of any Collateral that is “environmentally impaired” or is an “affected parcel” (as such terms are defined in such Section 726.5), and as to any personal property attached to such parcel, and thereafter to exercise against the Borrower or any Subsidiary, to the extent permitted by such Section 726.5, the rights and remedies of any unsecured creditor, including reduction of the Secured Parties’ claim against the Borrower and its Subsidiaries to judgment, and any other rights and remedies permitted by law.

(g)                                  The provisions of this Section 10.13 shall survive any satisfaction and discharge of the Borrower and the Subsidiary Guarantors by virtue of any payment, court order or any applicable law, except the full payment in cash or the cash collateralization in accordance with Section 2.06(j), as the case may be, and complete satisfaction of the Secured Obligations (other than Unliquidated Obligations) and the termination or expiration of the Commitments.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NEWPORT CORPORATION,
as the Borrower

By	/s/ Charles F. Cargile
Name: Charles F. Cargile
Title: Senior Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Swingline Lender, as the Issuing Bank and as Administrative Agent

By	/s/ Ling Li
Name: Ling Li
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender and as a Co-Syndication Agent

By	/s/ Brian Weber
Name: Brian Weber
Title: Senior Vice President

COMPASS BANK d/b/a BBVA COMPASS, as a Co-Syndication Agent

By	/s/ Erik Velastegui
Name: Erik Velastegui
Title: Senior Vice President

COMPASS BANK, as a Lender

By	/s/ Erik Velastegui
Name: Erik Velastegui
Title: Senior Vice President

Signature Page to Credit Agreement

Newport Corporation

U.S BANK, NATIONAL ASSOCIATION, individually as a Lender and as Documentation Agent

By	/s/ Marty McDonald
Name: Marty McDonald
Title: AVP

BANK OF AMERICA, N.A., as a Lender

By	/s/ Marissa P. Roarty
Name: Marissa P. Roarty
Title: Senior Vice President

BANK OF THE WEST, as a Lender

By	/s/ Cecile Segovia
Name: Cecile Segovia
Title: Senior Vice President and Senior Relationship Manager

BRANCH BANK & TRUST COMPANY, as a Lender

By	/s/ Roger Eric Searls
Name: Roger Eric Searls
Title: Senior Vice President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By	/s/ Andrew W. Hietala
Name: Andrew W. Hietala
Title: Senior Vice President

2

SCHEDULE 2.01

COMMITMENTS

LENDER	COMMITMENT
JPMORGAN CHASE BANK, N.A.	$45,000,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$45,000,000
COMPASS BANK	$45,000,000
U.S. BANK NATIONAL ASSOCIATION	$40,000,000
BANK OF AMERICA, N.A.	$25,000,000
BANK OF THE WEST	$25,000,000
BRANCH BANKING & TRUST COMPANY	$25,000,000
HSBC BANK USA, NATIONAL ASSOCIATION	$25,000,000
AGGREGATE COMMITMENT	$275,000,000

Schedule 2.06

Existing Letters of Credit

Issuer	Beneficiary	Letter of Credit No.	Issue Date	Expiry Date	Outstanding Amount
Bank of America, N.A.	Safety National Casualty	3051504	10/04/2011	02/17/2014	$1,000,000
Bank of America, N.A.	The Hanover Insurance	3099463	10/04/2011	4/30/2014	$200,000
Bank of America, N.A.	Abbott Cardiovascular	3099925	10/04/2011	6/30/2014	$233,584.43
JPMorgan Chase Bank, N.A.	Indian Institute of Science Education & Research	L5LS-400924	05/17/2013	04/30/2015	$38,415
JPMorgan Chase Bank, N.A.	School of Chemistry, University of Hyderabad	L5LS-400917	05/17/2013	06/30/2014	$39,835
JPMorgan Chase Bank, N.A.	National Physical Laboratory	L5LS-403598	05/21/2013	12/27/2013	$39,744

Schedule 3.10

Insurance

Coverage	Policy No.	Carrier	Loss Limit	Retention	Exp. Date
Property	PPR9377256-09	Zurich American Insurance Co.	150,000,000	250,000	11/01/13
General Liability	7110109420004	Atlantic Specialty Insurance Co.	2,000,000	1,000	11/01/13
Automobile	7110109420004	Atlantic Specialty Insurance Co.	1,000,000	1,000	11/01/13
Automobile: MA only	3900010070003	Atlantic Specialty Insurance Co.	1,000,000	1,000	11/01/13
Umbrella Insurance - Primary	7110109420004	Atlantic Specialty Insurance Co.	25,000,000	—	11/01/13
Umbrella Insurance - Excess	TL26610065945012	Liberty Mutual ($20m excess of $25m)	20,000,000	—	11/01/13
Errors & Omissions - Primary	7110109420004	Atlantic Specialty Insurance Co.	15,000,000	250,000	11/01/13
Errors & Omissions - Excess	93642373	Federal Insurance Company	10,000,000	—	11/01/13
Marine Cargo Policy	M20112	Falvey Cargo	2,500,000	1,000	11/01/13
Master Foreign Package Policy	CXCD3693590A	ACE American Insurance	2,000,000	1,000	11/01/13
Workers’ Comp	LDM0500073	Safety National Casualty Corporation	Statutory Limits	250,000- Each Accident 25,000 — Each employee	2/17/14
Products Recall (for Automotive produced in North Andover only)	510000103012	AIG	10,000,000	50,000	08/30/13

Schedule 3.13

Subsidiaries

Name of Subsidiary	Jurisdiction	Equity Interests Outstanding	Equity Interests Owned
Newport Domestic International Sales Corporation (Excluded Subsidiary pursuant to (b) of definition)	California	2,500 common shares	100% Newport Corporation
Newport European Distribution Company (Excluded Subsidiary pursuant to (c) of definition)	California	2,000,000 common shares 70,000 Series A Preferred shares	100% Newport Corporation
Newport Government Systems, Inc. (Excluded Subsidiary pursuant to (b) of definition)	California	100 common shares	100% Newport Corporation
Hilger Analytical Limited	United Kingdom	80 ordinary shares	100% Newport Spectra-Physics Ltd.
Micro Controle Spectra-Physics S.A.S.	France	62,727 shares	62,665 shares (99.90%) Newport Corporation 62 shares (0.10%) Newport European Distribution Company
Newport Corporation (Barbados) SRL	Barbados	100 quotas	99 quotas (99%) Newport Corporation 1 quota (1%) Newport European Distribution Company
Newport Instruments Canada Corporation	Canada	1 common share	100% Newport Corporation
Newport Opto-Electronics Technologies (Singapore) Pte. Ltd.	Singapore	1,052,788 ordinary shares	100% Newport Corporation
Newport Opto-Electronics Technologies (Wuxi) Company Limited	China	USD 6,000,000 registered capital	100% Newport Corporation
Newport Spectra-Physics BV	Netherlands	400 shares	100% Newport Corporation
Newport Spectra-Physics GmbH	Germany	11,250 shares	100% Micro Controle Spectra-Physics SAS
Newport Spectra-Physics Ltd.	United Kingdom	806,914 shares	100% Newport Corporation

Name of Subsidiary	Jurisdiction	Equity Interests Outstanding	Equity Interests Owned
Spectra-Physics K.K.	Japan	80,000 shares	100% Newport Corporation
Spectra-Physics Lasers Limited	United Kingdom	225,000 shares	100% Newport Spectra-Physics Ltd.
Wuxi Newport Opto-Electronics Technologies Co. Ltd.	China	CNY 1,000,000 registered capital	100% Newport Opto-Electronics Technologies (Wuxi) Company Limited
Newport Laser Holding GmbH	Austria	Euro 35,000 share capital (1 share)	100% Newport Corporation
High Q Laser GmbH	Austria	Euro 35,900 share capital (3 shares)	100% Newport Laser Holding GmbH
High Q Laser (US), Inc. (Excluded Subsidiary pursuant to (d) of definition)	Delaware	1,000 common shares	100% High Q Laser GmbH
Newport Ophir Holdings, Ltd.	Israel	100 Ordinary Shares	100% Newport Corporation
Ophir Optronics Ltd. (“OPHIR”)	Israel	28,371,820 Ordinary Shares	100% Newport Ophir Holdings, Ltd.
Ophir Optronics Solutions, Ltd.	Israel	1,000,000 Ordinary Shares	100% OPHIR
Ophir Holdings, Inc. (“Ophir Holdings”)*	Massachusetts	100 common shares	100% OPHIR
Ophir Optics, LLC*	Massachusetts	300 membership units	100% Ophir Holdings
Ophir Optronics, LLC (Excluded Subsidiary pursuant to (d) of definition)	Massachusetts	10,000 membership units	100% Ophir Holdings
Ophir-Spiricon, LLC*	Utah	9,660 membership units	100% Ophir Holdings
Optical Metrology Ltd.	Israel	282,848 ordinary shares 407,098 Preferred A shares	237,482ordinary shares and 355,159Preferred A shares (85.9%) OPHIR
Optical Metrology, Inc. (Excluded Subsidiary pursuant to (d) of definition)	Massachusetts	100 common shares	100% Optical Metrology Ltd. which is held 85% by OPHIR
Ophir Japan Ltd.	Japan	300 common shares	200 shares (66.7%) OPHIR

Name of Subsidiary	Jurisdiction	Equity Interests Outstanding	Equity Interests Owned
Ophir Optics Europe GmbH	Switzerland	CHF 20,000 capital account	100% OPHIR
Ophir Spiricon Europe GmbH	Germany	1,000 common shares	100% Ophir Optics Europe GmbH (OPHIR fully owned subsidiary)
Ophir Optronics GmbH	Germany	Euro 216,800 share capital	162,600 share capital (75%) OPHIR
Ophir Optics SRL	Romania	1,020 social parts	1,018 social parts (99.8%) Ophir Optics Europe GmbH (OPHIR fully owned subsidiary) 2 social part (0.2%) by OPHIR

* Subsidiary Guarantor

Schedule 3.17

IP Rights

Issued Patents

Description	Patent No.	Issue Date	Comments
ADJUSTABLE OPTICAL MOUNT WITH LOCKING DEVICES AND METHODS (ADDED 7/9/13)	8,441,748	5/14/13	none
IMPROVED PERFORMANCE OF OPTICALLY COATED SEMICONDUCTOR DEVICES AND RELATED METHODS OF MANUFACTURE (added from application list on 5/6/13)	8,445,299	5/21/13	None
SYSTEM AND METHOD FOR MONITORING IN-SITU PROCESSING OF SPECIMENS USING COHERENT ANT-STOKES RAMAN MICROSCOPY (CARS) (added from applications list on 5/6/13)	8,441,630	5/14/13	None
MICRO VIBRATION ISOLATION DEVICE	6,517,060	2/11/03	From acquisition of Vistek/Advanced Vibration Technologies. Assignment recordation form faxed to the USPTO on 11/2/12.
MECHANICAL SIGNAL FILTER	6,520,283	2/18/03	From acquisition of Vistek/Advanced Vibration Technologies. Assignment recordation form faxed to the USPTO on 11/2/12.
MACHINE AND METHOD FOR MEASURING CHARACTERISTICS OF AN OPTICAL SIGNAL (added from applications list on 3/13/13)	8,400,623	3/19/13	None
INSTRUMENTED PLATFORM FOR VIBRATION SENSITIVE EQUIPMENT (updated 11/6/12)	8,276,873	10/2/12	None
METHODS AND DEVICES FOR ACTIVE VIBRATION DAMPING OF AN OPTICAL STRUCTURE	8,231,098	7/31/12	None
AUTOMATED BANDWIDTH/WAVELENGTH ADJUSTMENT SYSTEMS AND METHODS FOR SHORT PULSE LASERS AND OPTICAL AMPLIFIERS	8,218,587	7/10/12	None
INSTRUMENTED PLATFORM FOR VIBRATION SENSITIVE EQUIPMENT	8,196,891	6/12/12	None
AUTO-SCALING STRIP CHART	8,194,076	6/5/12	None
MACHINE AND METHOD FOR MEASURING CHARACTERISTICS OF AN OPTICAL SIGNAL	8,072,587	12/6/11	None
SELF-CENTERING ZOOM BAR GRAPH	8,004,527	8/23/11	Assignment to Newport Corporation recorded 1/18/07. Chain of title is complete.
ADJUSTABLE OPTICAL MOUNT WITH LOCKING DEVICES AND METHODS	7,982,980	7/19/11	Assignment to Newport Corporation recorded 1/17/07. Chain of title is complete.

Description	Patent No.	Issue Date	Comments
AUTOMATED DISPERSION COMPENSATION OVER A BROAD WAVELENGTH RANGE FOR COHERENT OPTICAL PULSES	7,962,046	6/14/11	Assignment to Newport Corporation recorded 11/9/07. Chain of Title is complete.
OPTICAL CONTROL SYSTEM INCLUDING MOUNT FOR OPTICAL COMPONENT HAVING INDEPENDENT MULTI-AXIAL CONTROL	7,855,845	12/21/10	Inventor assignment recorded 2/14/12. Chain of title is complete.
LINEWIDTH-NARROWED EXCIMER LASER CAVITY	7,751,461	7/6/10	Assignment to Newport Corporation recorded 9/30/08. Chain of title is complete.
METHODS AND DEVICES FOR LOW NOISE CURRENT SOURCE WITH DYNAMIC POWER DISTRIBUTION	7,750,608	7/6/10	Assignment to Newport Corporation recorded 10/5/11. Chain of title is complete.
OPTICAL ASSEMBLY WITH ADJUSTABLE OPTICAL ELEMENT AND INDEPENDENTLY TUNABLE POSITION SENSORS	7,709,782	5/4/10	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
UNITARY FIBER CLAMP WITH FLEXIBLE MEMBERS AND A MEMBER MOVER	7,689,091	3/30/10	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
MOUNT FOR OPTICAL COMPONENT HAVING INDEPENDENT MULTI-AXIAL CONTROL	7,688,528	3/30/10	Assignment to Newport Corporation recorded 7/26/07.
ADJUSTABLE/NON-ADJUSTABLE PRECISION OPTICAL MOUNTS	7,679,845	3/6/10	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12.
ELECTRO-OPTIC MODULATOR WITH ADJUSTABLE CAVITY SIZE	7,653,267	1/26/10	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
OPTICAL BEAM STEERING AND SAMPLING APPARATUS AND METHOD	7,528,364	5/5/09	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
PRINTED CIRCUIT BOARD WITH RECESSED REGION	7,496,271	2/24/09	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.

Description	Patent No.	Issue Date	Comments
KINEMATIC OPTICAL MOUNT	7,495,849	2/24/09	Assignment to Newport Corporation recorded 2/27/07. Chain of title is complete.
ELECTRO-OPTIC MODULATOR	7,463,397	12/9/08	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
HIGH RESOLUTION OBJECTIVE LENS ASSEMBLY	7,4503,00	11/11/08	Assignment to Newport Corporation recorded 6/3/05. Chain of title is complete.
BI-DIRECTIONALLY PUMPED OPTICAL FIBER LASERS AND AMPLIFIERS	7,440,176	10/21/08	Assignment to Newport Corporation recorded 7/24/07. Chain of title is complete.
SEALED MOVER ASSEMBLY	7,423,364	9/9/08	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
ADJUSTABLE SUPPORT DEVICE FOR OPTICAL COMPONENTS AND METHODS OF USE	7,400,802	7/15/08	Assignment to Newport Corporation recorded 10/31/06. Chain of title is complete.
PIEZOELECTRIC-TUNED EXTERNAL CAVITY LASER	7,388,890	6/17/08	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
METHODS AND DEVICES FOR LOW NOISE CURRENT SOURCE WITH DYNAMIC POWER DISTRIBUTION	7,388,354	6/17/08	Assignment to Newport Corporation recorded 5/17/05. Chain of title is complete.
APPARATUS AND METHOD FOR ESTIMATION OF INITIAL PHASE OF A BRUSHLESS MOTOR	7,376,525	5/20/08	Assignment to Newport Corporation recorded 9/20/06. Chain of title is complete.
PHOTODIODE DIGITIZER WITH FAST GAIN SWITCHING	7,365,665	4/29/08	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
METHOD TO DEMULTIPLEX WAVELENGTHS OF LIGHT	7,330,657	2/12/08	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.

Description	Patent No.	Issue Date	Comments
THREE CONSTRAINT JOINT	7,330,633	2/12/08	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
LINEAR OUTPUT, CLOSED LOOP MOVER ASSEMBLY	7,323,804	1/29/08	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
LOW COST PRECISION LINEAR ACTUATOR AND CONTROL SYSTEM	7,321,175	1/22/08	Assignment to Newport Corporation recorded 9/20/06. Chain of title is complete.
INSTRUMENTED PLATFORM FOR VIBRATION-SENSITIVE EQUIPMENT	7,320,455	1/22/08	Assignment to Newport Corporation recorded 10/24/03. Chain of title is complete.
METHODS AND SYSTEMS TO ENHANCE MULTIPLE WAVE MIXING	7,292,387	11/6/07	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
LASER WAVELENGTH ACTUATORS	7,286,577	10/23/07	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
LASER COHERENCE CONTROL USING HOMOGENOUS LINEWIDTH BROADENING	7,280,568	10/9/07	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
CLOSED LOOP MOVER ASSEMBLY WITH MEASUREMENT SYSTEM	7,271,523	9/18/07	Continuation Patent — Assignment included at time of original patent — (see patent 6,911,763) Update 5/10/12 — Assignment was recorded 2/22/12. The chain of title is complete.
ELECTRO-OPTIC MODULATOR	7256920	8/14/07	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
COOLING SYSTEM FOR LINEAR MOTORS	7235902	6/26/07	Assignment to Newport Corporation recorded 1/17/07. Chain of title is complete.

Description	Patent No.	Issue Date	Comments
TUNABLE EXTERNAL CAVITY LASER WIH ADJUSTABLE CAVITY LENGTH AND MODE-HOP SUPPRESSION	7230960	6/12/07	Assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
LOW-NOISE HIGH POWER SHG LASER SYSTEM	7173950	2/5/07	Assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
MULTIPLE SPEED MOVER ASSEMBLY	7122989	10/17/06	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
SYSTEM AND METHOD FOR MONITORING ENVIRONMENTAL EFFECTS USING OPTICAL SENSORS	7119325	10/10/06	Corrected assignment from Bookham Technology PLC to Newport Corporation recorded 2/8/12. Chain of title is complete.
OPTICAL RECEIVER USING A DUAL GAIN PATH AMPLIFIER SYSTEM	7092644	8/15/06	Assignment to Newport Corporation recorded 1/12/09. Chain of title is complete.
EXPANSION MATCHED THIN DISC LASER AND METHOD FOR COOLING	7027477	4/11/06	Assignment to Newport Corporation recorded 2/03/12. Chain of title is complete.
DIODE PUMPED LASER WITH INTRACAVITY HARMONICS	7016389	3/21/06	Assignment to Newport Corporation recorded 2/03/12. Chain of title is complete.
LOW GAIN REGENERATIVE AMPLIFIER SYSTEM	7016107	3/21/06	Assignment to Newport Corporation recorded 2/03/12. Chain of title is complete.
THIN DISK LASER WITH LARGE NUMERICAL APERATURE PUMPING	7003011	2/7/06	Assignment to Newport Corporation recorded 2/03/12. Chain of title is complete.
PROCESS AND DEVICE FOR DISPLACING A MOVEABLE UNIT ON A BASE	6996506	2/7/06	Assignment to Newport Corporation recorded 7/13/01. Chain of title is complete.
ACCELERATION SENSING SYSTEM	6987626	1/17/06	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.

Description	Patent No.	Issue Date	Comments
SNUBBER FOR PNEUMATICALLY ISOLATED PLATFORMS	6966535	11/22/05	Assignment to Newport Corporation recorded 5/7/02. Chain of title is complete.
EXTERNAL CAVITY LASER WITH DISPERSION COMPENSATION FOR MODE-HOP-FREE TUNING	6940879	9/6/05	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
DIODE PUMPED MULTI-AXIAL INTRACAVITY DOUBLED LASER	6931037	8/16/05	Assignment to Newport Corporation recorded 2/03/12. Chain of title is complete.
WAVELENGTH LOCKER	6930822	8/16/05	Assignment to Newport Corporation recorded 2/03/12. Chain of title is complete.
LONG PULSE VANADATE LASER	6922419	7/26/05	Assignment to Newport Corporation recorded 2/03/12. Chain of title is complete.
CLOSED LOOP MOVER ASSEMBLY WITH MEASUREMENT SYSTEM	6911763	6/28/05	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
METHOD AND APPLICATION FOR POLARIZATION AND WAVELENGTH INSENSITIVE PUMPING OF SOLID STATE LASERS	6891876	5/10/05	See Note (1)
HIGH RESOLUTION DYNAMIC POSITIONING MECHANISM FOR SPECIMEN INSPECTION AND PROCESSING	6891601	5/10/05	Assignment to Newport Corporation recorded 7/11/05. Chain of title is complete.
ALGORITHM FOR INCREASING THE LIFETIME OF CRITICAL COMPONENTS IN A LASER SYSTEM	6890474	5/10/05	Assignment to Newport Corporation recorded 2/03/12. Chain of title is complete.
SYSTEM FOR IMPROVED POWER CONTROL	6853655	2/8/05	Assignment to Newport Corporation recorded 2/03/12. Chain of title is complete.
METHOD AND APPARATUS FOR IN-SITU PROTECTION OF SENSITIVE OPTICAL MATERIALS	6816536	11/9/04	Assignment to Newport Corporation recorded 2/03/12. Chain of title is complete.
EXTERNAL CAVITY LASER WITH HIGH SPECTRAL PURITY OUTPUT	6788726	9/7/04	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
METHOD AND APPARATUS FOR CONTROLLING A PIEZO ACTUATOR	6707231	3/16/04	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.

Description	Patent No.	Issue Date	Comments
EXTENDED LIFE HARMONIC GENERATOR	6697390	2/24/04	Assignment to Newport Corporation recorded 2/03/12. Chain of title is complete.
MULTI-RATE COMMUTATION OF MOTORS	6642680	11/4/03	Assignment to Newport Corporation recorded 3/18/02. Chain of title is complete.
EXTERNAL CAVITY LASER APPARATUS	6625183	9/22/03	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
PNEUMATIC VIBRATION ISOLATOR UTILIZING AN ELASTOMERIC ELEMENT FOR ISOLATION AND ATTENUATION OF HORIZONTAL VIBRATION	6619611	9/16/03	Assignment to Newport Corporation recorded 7/2/01. Chain of title is complete.
MECHANICALLY GROUNDED TUNABLE LASER	6614829	9/2/03	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
GIMBALLED OPTICAL MOUNT	6614601	9/2/03	Update 5/10/12 — See Note (1).
SELECTIVELY TUNED ULTRAVIOLET OPTICAL FILTERS AND METHODS OF USE THEREOF	6611375	8/26/03	Continuation Patent — Assignment included at time of original patent — (see patent 6,587,264). Update 5/10/12 — assignment was recorded 2/16/12. The chain of title is complete.
TUNABLE LASER WITH SUPPRESSION OF SPONTANEOUS EMISSION	6608847	8/19/03	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
CONTINOUSLY GRATING-TUNED EXTERNAL CAVITY LASER WITH AUTOMATIC SUPPRESSION OF SOURCE SPONTANEOUS EMISSION AND AMPLIFIED SPONTANEOUS EMISSION	6606340	8/12/03	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
VIBRATION DAMPER FOR OPTICAL TABLES AND OTHER STRUCTURES	6598545	7/29/03	Assignment to Newport Corporation recorded 4/10/01. Chain of title is complete.
REAL TIME PROCESS CONTROL OF OPTICAL COMPONENTS USING A LINEARLY SWEPT TUNABLE LASER	6597449	7/22/03	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
SELECTIVELY TUNED ULTRAVIOLET OPTICAL FILTERS AND METHODS OF USE THEREOF	6587264	7/1/03	Assignment to Newport Corporation recorded 1/18/01. Chain of title is complete.
METHOD FOR PROVIDING HIGH VERTICAL DAMPING TO PNEUMATIC ISOLATORS DURING LARGE AMPLITUDE DISTURBANCES OF ISOLATED PAYLOAD	6568666	5/27/03	Assignment to Newport Corporation recorded 6/13/01. Chain of title is complete.

Description	Patent No.	Issue Date	Comments
ELECTRO-OPTIC CONVERTER HAVING A PASSIVE WAVEGUIDE AND EXHIBITING IMPEDANCE MISMATCH	6528776	3/4/03	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
TUNABLE LASER TRANSMITTER WITH INTERNAL WAVELENGTH GRID GENERATORS	6526071	2/24/03	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
ACTIVE VIBRATION ISOLATION SYSTEMS WITH NONLINEAR COMPENSATION TO ACCOUNT FOR ACTUATOR SATURATION	6511035	1/28/03	Assignment to Newport Corporation recorded 11/30/00. Chain of title is complete.
LASERS WITH LOW-DOPED GAIN MEDIUM	6504858	1/7/03	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
PASSIVE THERMAL STABILIZATION OF THE OPTICAL PATH LENGTH IN A TUNABLE LASER	6493365	12/10/02	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
APPARATUS FOR CONTROLLING A PIEZOELECTRIC ASSEMBLY OF A PIEZO ACTUATOR COUPLED WITH A DRIVEN MEMBER	6476537	11/2/02	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
DOUBLE CHIRPED MIRROR	6462878	10/8/02	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
METHOD AND DEVICE FOR DISPLACING A MOVING BODY ON A BASE MOUNTED ELASTICALLY WITH RESPECT TO THE GROUND	6438461	8/20/02	Assignment to Newport Corporation recorded 2/14/00. Chain of title is complete.
OPEN LOOP WAVELENGTH CONTROL SYSTEM FOR A TUNABLE LASER	6434173	8/13/02	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
QUASI-CONTINUOUS WAVE LITHOGRAPHY APPARATUS AND METHOD	6421573	7/16/02	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
STACK PUMPED VANADATE AMPLIFIER	6417955	7/9/02	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
PASSIVE VIBRATION ISOLATOR WITH PROFILED SUPPORTS	6394407	5/28/02	Assignment to Newport Corporation recorded 2/29/00. Chain of title is complete.
PHOTONIC CRYSTAL FIBER SYSTEM FOR SUB-PICOSECOND PULSES	6389198	5/14/02	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.

Description	Patent No.	Issue Date	Comments
METHOD AND APPARATUS TO DETECT A FLAW IN A SURFACE OF AN ARTICLE	6373565	4/16/02	The assignment chain from the inventors to Spectra-Physics and through to Newport is complete.
METHOD AND APPARATUS FOR OPTICAL RECEPTION	6364541	4/2/02	Assignment to Newport Corporation recorded 12/10/09.
MODULAR MOTION STAGES UTILIZING INTERCONNECTING ELEMENTS	6350080	2/26/02	Continuation Patent — Assignment included at time of original patent — (see patent 6,174,102). Update 5/10/12 — assignment was recorded 3/29/12. The chain of title is complete.
NEAR-VISIBLE LIGHT DETECTION METHOD AND APPRATUS	6340820	1/22/02	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
DOUBLE CHIRPED MIRROR	6301049	10/9/01	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
DIODE PUMPED MULTI-AXIAL INTRACAVITY DOUBLED LASER	6287298	9/11/01	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
CONTINOUSLY TUNABLE EXTERNAL CAVITY LASER	6282215	8/28/01	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
LASER WRITING METHOD AND APPARATUS	6246706	6/12/02	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
DIODE PUMPED MULTI-AXIAL INTRACAVITY DOUBLED LASER	6241720	6/5/01	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
GIMBALLED OPTICAL MOUNT	6198580	3/6/01	Assignment to Newport Corporation recorded 3/12/99. Chain of title is complete.
LASERS WITH LOW DOPED GAIN MEDIUM	6185235	2/6/01	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
HIGH PERFORMANCE OPTICAL FILTERS SUITABLE FOR INTENSE ULTRAVIOLET IRRADIANCE APPLICATIONS	6157503	12/5/00	Assignment to Newport Corporation recorded 3/8/12. Chain of title is complete.

Description	Patent No.	Issue Date	Comments
MULTILAYER ION PLATED COATINGS COMPRISING TITANIUM DIOXIDE	6139968	10/31/00	Continuation Patent — Assignment included at time of original patent — (see patent 5,753,319). Update 5/10/12 — assignment was recorded 2/16/12. The chain of title is complete.
CONTINOUSLY TUNABLE EXTERNAL CAVITY LASER	6108355	8/22/00	This patent is currently assigned to Emcore. This is under investigations as of 3/14/12.
DIFFRACTION GRATING HAVING ENHANCED BLAZE PERFORMANCE AT TWO WAVELENGTHS	6067197	5/23/00	Assignment to Newport Corporation recorded 2/17/12. Chain of title is complete.
DIODE PUMPED, FIBER COUPLED LASER WITH DEPOLARIZED PUMP BEAM	5999544	12/7/99	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
REFLECTIVE OVERCOAT FOR REPLICATED DIFFRACTION GRATINGS	5999318	12/7/99	Assignment to Newport Corporation recorded 2/17/12. Chain of title is complete.
EXTERNAL CAVITY LASER PIVOT DESIGN	5995521	11/30/99	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
DIODE PUMPED LASER USING GAIN MEDIUMS WITH STRONG THERMAL FOCUSING	5907570	12/7/99	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
POSITIONABLE MULTI-OPTIC HOLDER	5852519	12/22/98	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
METHOD FOR PRODUCING LOW SCATTER, LOW LOSS, ENVIRONMENTALLY STABLE DIELECTRIC COATINGS	5849370	12/15/98	See Note (1)
WIDE RANGE CYLINDRICAL MIRROR MOUNT WITH RADIAL CLAMP	5847885	12/8/98	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
SYNCRONOUSLY PUMPED SUB-PICOSECOND OPTICAL PARAMETRIC OSCILLATOR	5847861	12/8/98	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
Q-SWITCHED LASER PROVIDING UV LIGHT	5835513	11/10/98	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.

Description	Patent No.	Issue Date	Comments
DIODE PUMPED, FIBER COUPLED LASER WITH DEPOLARIZED PUMP BEAM	5812583	9/22/98	Inventor Assignment recorded 10/7/11. Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
MODE LOCKED LASER AND AMPLIFIER	5812308	9/22/98	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
FLIP-TYPE MIRROR MOUNT	5737132	4/7/98	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
FREQUENCY CONVERSION SYSTEM	5696780	12/9/97	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
ROTARY BEAMSPLITTER PRISM MOUNT	5694257	12/2/97	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
CONFOCAL-TO-CONCENTRIC DIODE PUMPED LASER	5651020	7/22/97	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
CONFOCAL-TO-CONCENTRIC DIODE PUMPED LASER	5638397	6/10/97	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
DIODE PUMPED, FIBER COUPLED LASER WITH DEPOLARIZED PUMP BEAM	5608742	3/4/97	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
DIODE PUMPED LASER USING CRYSTALS WITH STRONG THERMAL FOCUSING	5577060	11/19/96	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
THERMAL LENS OF CONTROLLED ELLIPTICITY	5561547	10/1/96	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
MAGNETOSTRICTIVE ACTUATOR FOR OPTICAL ALIGNMENT SCREWS	5543670	8/6/96	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
TUNABLE, MULTIPLE FREQUENCY LASER DIODE	5524012	6/4/96	Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
LASER DIODE SYSTEM WITH FEEDBACK CONTROL	5504762	4/2/96	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.

Description	Patent No.	Issue Date	Comments
MULTIPLE CRYSTAL NON-LINEAR FREQUENCY CONVERSION APPARATUS	5477378	12/19/95	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
DIODE PUMPED MULTI-AXIAL INTRACAVITY DOUBLED LASER	5446749	8/19/95	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
CONFOCAL DIODE PUMPED LASER	5412683	5/2/95	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
DIODE PUMPED LASER WITH STRONG THERMAL LENS CRYSTAL	5410559	4/25/95	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
PIEZOELECTRIC ACTUATOR FOR OPTICAL ALIGNMENT SCREWS CROSS REFERENCES TO CO-PENDING APPLICATIONS	5394049	2/28/95	Inventor assignment recorded 2/23/12. Assignment to Newport Corporation recorded 12/10/09. Chain of title is complete.
OPTICAL PARAMETRIC OSCILLATOR WITH UNSTABLE RESONATOR	5390211	2/14/95	Assignment to Newport Corporation recorded 2/3/12. Chain of title is complete.
TUNABLE FABRY-PEROT INTERFEROMETER AND ASSOCIATED METHODS	6608685	8/19/03	Assigned to ILX Lightwave Corporation*
RESONANTLY DRIVEN FIBER POLARIZATION SCRAMBLER	6721468	4/13/04	Assigned to ILX Lightwave Corporation*
OPTICAL FIBER HOLDER WITH FIBER ENGAGING PROTRUSIONS, AND ASSOCIATED METHODS	6741786	5/25/04	Assigned to ILX Lightwave Corporation*
INTEGRATING CAVITY FOR OPTICAL MEASUREMENTS	6810161	10/26/04	Assigned to ILX Lightwave Corporation*
HIGH DENSITY OPTICAL SOURCE BANK	7,054,342	5/30/06	Assigned to ILX Lightwave Corporation*
GONIOMETRIC SCANNING RADIOMETER (added 3/13/13)	5,949,534	9/7/99	Assigned to Ophir-Spiricon, LLC.
FAR-FIELD SCANNING APPRATUS AND METHOD FOR RAPID MEASUREMENT OF LIGHT SOURCE CHARACTERISTICS WITH HIGH DYNAMIC RANGE (added 3/13/13)	6,788,398	9/7/04	Assigned to Ophir-Spiricon, LLC.
REAL-TIME GONIOSPECTROPHOTOMETER (added 3/13/13)	7,321,423	1/22/08	Assigned to Ophir-Spiricon, LLC.

Notes:

(1)         This patent is owned by Newport Corporation to the best of its knowledge.  However, the inventor assignment document cannot be located at this time.

* Assignment to Newport Corporation to be filed with PTO post-closing.

Pending Applications

Description	Application No.	Filing Date
THERMO-COMPRESSION BONDING APPARATUS AND METHOD (added 7/9/13)	61/822,912	5/13/13
IMPROVED PERFORMANCE OPTICALLY COATED SEMICONDUCTOR DEVICES AND RELATED METHODS OF MANUFACTURE (added 7/9/13)	13/861,875	4/12/13
METHODS AND DEVICES FOR ACTIVE VIBRATION DAMPING OF AN OPTICAL STRUCTURE (added 7/9/13)	13/535,745	6/28/12
LED DEVICE ARCHITECTURE EMPLOYING NOVEL OPTICAL COATING AND METHOD OF MANUFACTURE (added 7/9/13)	13/513,823	6/4/12
HIGH POWER LED DEVICE ARCHITECTURE EMPLOYING DIELECTRIC COATINGS AND METHOD OF MANUFACTURE (added 7/9/13)	13/387,704	1/27/12
OPTICAL ADJUSTABLE MOUNTS WITH ABSOLUTE POSITION FEEDBACK (added 7/9/13)	13/181,444	7/15/10
OPTICAL ADJUSTABLE MOUNTS WITH PIEZOELECTRIC DRIVER (added 7/9/13)	12/065,083	1/18/07
BEAM SCATTERING LASER MONITOR (Ophir-Spiricon)	13/636,339	9/21/12
METHOD AND APPARATUS FOR LASER CUTTING TRANSPARENT AND SEMITRANSPARENT SUBSTRATES (Added 3/13/13)	61/760,256	2/4/13
SYSTEM AND METHODS FOR DETECTING THE PRESENCE AND TYPE OF CAPACITIVE LOADS (Added 5/6/13)	61/723,246	10/26/12
OPTICAL POST MOUNT SYSTEM AND METHOD OF USE (Added 3/13/13)	61/759,539	2/1/13
SUPERCONTINUUM GENERATION SYSTEM AND METHOD OF MANUFACTURE (Added 3/13/13)	61/745,837	12/26/12
CONTINUOUS WAVE UV LASER BASED ON STIMULATED RAMAN SCATTERING (Added 5/10/12 — converted to a PCT application)	61/611,944 (need utility #)	3/16/12
HIGH EFFICIENCY ECHELLE GRATING (Added 5/10/12) — converted to a PCT application.	61/538,320	9/23/11
ULTRAVIOLET FILTER SYSTEM FOR USE IN SOLAR SIMULATORS AND METHOD OF MANUFACTURE — converted to a PCT application.	61/498,002 (need utility #)	6/17/11
TUNABLE DAMPER SYSTEM (Updated 5/10/12)	13/338,164	12/2/11
INSTRUMENTED PLATFORM FOR VIBRATION SENSITIVE EQUIPMENT (updated 11/6/12)	13/609,134	9/10/12
INSTRUMENTED PLATFORM FOR VIBRATION SENSITIVE EQUIPMENT (updated 11/6/12)	13/479,206	5/23/12
ANGULAR BEAM ADJUSTMENT SYSTEM AND METHODS FOR USE (updated 11/6/12)	13/390,503	2/14/12
QUANTUM EFFICIENCY MEASUREMENT SYSTEM AND METHOD OF USE (updated 11/6/12)	13/234,951	9/16/11
MINIATURIZED BROAD SPECTRUM LINEAR ARRAY BASED OPTICAL DEMULTIPLEXING SYSTEM	13/174,516	6/30/11
AUTOMATED DISPERSION COMPENSATION OVER A BROAD WAVELENGTH RANGE FOR COHERENT OPTICAL PULSES (continuation)	13/111,810	5/19/11
BROADLY TUNABLE OPTICAL PARAMETRIC OSCILLATOR	13/011,780	1/21/11
MICROPROCESSOR-BASED MULTIJUNCTION	61/498,002	9/5/10

Description	Application No.	Filing Date
PHOTODETECTION SYSTEMS AND METHODS FOR USE (Added 5/10/12) - converted to a PCT application.

Registered Marks

Mark	Registration No.	Registration Date
EXCELSIOR (International Class 10)	4,330,521	5/7/13
SPECTRA-PHYSICS (added 7/9/13)	4,330,520	5/7/13
VELOCITY (added 7/9/13)	2,130,320	1/20/98
V (& DESIGN) (added 7/9/13)	1,685,763	5/5/92
NEW FOCUS (added 7/9/13)	1,687,057	5/12/92
SPIRICON (added 7/9/13) (under Spiricon, Inc.)	1,664,885	12/9/91
BEAMMAKER (added 7/9/13)	3,714,164	11/24/09
BEAMGAGE (added 7/9/13)	3,623,976	6/2/09
DATUM (added from the applications list on 3/13/13)	4,263,476	12/25/12
QUASAR (added from applications list on 5/6/13)	4,309,491	3/26/13
INSIGHT	4129651	4/17/12
CORION	4073450	12/20/11
NSTRUCT	4032802	9/27/11
MAKE, MANAGE AND MEASURE LIGHT	3600219	3/31/09
EXCELSIOR (International Class 9)	3370293	1/15/08
EXPLORER	3345264	11/27/07
IQ DAMPER*	3541802	12/2/08
IQ DAMPING TECHNOLOGY*	3294809	9/18/07
SMARTTABLE*	3190279	12/26/06
ILX LIGHTWAVE**	2078888	7/15/97
MATISSE	3330829	11/6/07
REVEAL	3345183	11/27/07
CENTENNIA	3360444	12/25/07
PULSESCOUT	3340848	11/20/07
EMPOWER	3058186	2/7/06
SOLARYX	3712940	11/17/09
HYBRYX	3926012	3/1/11
SOLSTICE	3481639	8/5/08
PULSEO	3468777	7/15/08
NEWPORT RESOURCE	2904099	11/23/04
SPITFIRE	2780305	11/4/03
MAI TAI	2581563	6/18/02
ORIEL	2622866	9/24/02
Design Only	2733651	7/8/03
DYNAMYX	2321689	2/22/00
D-LOK	2444644	4/17/01
VALUMAX	2236152	3/30/99
MILLENNIA	2191793	9/29/98
ORION	2103240	10/7/97
ULTIMA	2099353	9/23/97
OPAL	1825031	3/8/94
MOPO	1817838	1/25/94
LOK-TO-CLOCK	1852963	9/6/94
ORIEL	1819705	2/8/94

Mark	Registration No.	Registration Date
TSUNAMI	1759090	3/16/93
BEAMLOK	1640907	4/9/91
SPECTRA-PHYSICS	1661478	10/22/91
S	1654202	8/20/91
NEWPORT and Design	1558877	10/3/89
INSTASPEC	1490971	6/7/88
QUANTA-RAY and Design	1352510	8/6/85
MOTOR MIKE	1239206	5/24/83
SPECTRA-PHYSICS	772271	6/30/64
Design Only	772270	6/30/64

*A correction to reflect Nevada as the state of incorporation of Newport Corporation on this trademark registration has been filed and the official Trademark Office record has been corrected.

** A correction to the state of corporation was made by the Trademark Office, showing the proper state of incorporation as the state of Minnesota.

Pending Applications

Description	Application No.	Filing Date
SPIRIT (added 7/9/13)	85900636	4/10/13
VANTAGE (added 7/9/13)	85925660	5/7/13

Schedule 3.20(a)

Locations of Real Property

Street Address	City	State	Owned or Leased
3321 East Global Loop	Tucson	Arizona	Leased
16700 Aston St. / 1791 Deere Ave.	Irvine	California	Leased
1931 Deere Ave.	Irvine	California	Leased
3635 Peterson Way	Santa Clara	California	Leased
150 Long Beach Blvd.	Stratford	Connecticut	Leased
8 Forge Parkway	Franklin	Massachusetts	Leased
1616 Osgood Street	North Andover	Massachusetts	Leased
101 Billerica Avenue, Building 3	No. Billerica	Massachusetts	Leased
31950 Frontage Road	Bozeman	Montana	Leased
691 St. Paul St.	Rochester	New York	Leased
705 St. Paul St.	Rochester	New York	Owned
820 Linden Avenue	Rochester	New York	Leased
230 Veronia Drive	Springfield	Ohio	Leased
3100 North 300 West	North Logan	Utah	Leased

Schedule 3.20(b)

Location of Chief Executive Office, Taxpayer Identification Number, Etc.

Legal Name	Address of Chief Executive Office	U.S. Taxpayer Identification No.	Organizational Identification No.
Newport Corporation	1791 Deere Avenue Irvine, CA 92606	94-0849175	C325-1938
Ophir Holdings, Inc.	1616 Osgood Street No. Andover, MA 01845	16-1618709	161618709
Ophir Optics, LLC	1616 Osgood Street North Andover, MA 01845	27-1576100	271576100
Ophir-Spiricon, LLC	3100 North 300 West North Logan, Utah 84341	27-1576508	742060-0160

Schedule 3.20(c)

Changes in Legal Name, State of Formation and Structure

During the past five years, Newport Corporation has been party to the following mergers (Newport was the surviving entity in each such merger):

Merger	Date
Merger of Spectra-Physics Semiconductor Lasers, Inc. Into Newport	7/28/2008
Merger of Kensington Laboratories, Inc. Into Newport	6/24/2009
Merger of Newport-Franklin, Inc. Into Newport	12/29/2010
Merger of Newport Inspection Holdings, Inc. Into Newport	12/16/2011
Merger of Newport Precision Optics Corporation Into Newport	12/16/2011
Merger of Spectra-Physics Optics Corporation Into Newport	12/16/2011
Merger of Unique Equipment Company Into Newport	12/16/2011
Merger of ILX Lightwave Corporation Into Newport	7/17/2013

In January 2012, ILX Lightwave Corporation was party to a merger with Yellowstone Acquisition Corporation, a newly-formed Subsidiary of the Borrower.  ILX was the surviving entity in such merger.

In December 2009, Ophir Optics, Inc., a Massachusetts corporation, converted to Ophir Optics, LLC, a Massachusetts limited liability company.

In December 2009, Ophir-Spiricon, Inc., a Utah corporation, converted to Ophir-Spiricon, LLC, a Utah limited liability company.

In December 2010, Ophir-Spiricon, LLC was party to a merger with Ophir-Photon, LLC, a California limited liability company.  Ophir-Spiricon, LLC was the surviving entity in such merger.

Schedule 5.02

Borrower Website Address

http://investor.newport.com

Schedule 6.01

Liens Existing on the Closing Date

1.              Certificates of deposit held in account number 289852 in the aggregate amount of $4,170,000 have been pledged by Newport, as guarantor of the obligations of Spectra-Physics KK, a wholly owned subsidiary of Newport, to Bank of America, N.A. as collateral securing Newport’s obligations under the Security Agreement between Newport and Bank of America, N.A. dated September 27, 2010.

2.              The following Form UCC1 Financing Statements filed with the Nevada Secretary of State for Newport Corporation as Debtor:

Secured Party	File Date	File Number/Type	Collateral
Great America Leasing Corporation	7/2/2007	2007021035-4/Original	Leased video inspection equipment
Air Liquide Industrial U.S. LP	4/23/2009	2009010377-9/Original	Leased storage vessel
Wells Fargo Financial Leasing, Inc.	7/13/2009	2009017135-4/Original	Leased Ricoh copiers
Wells Fargo Financial Leasing, Inc.	7/29/2009	2009018663-4/Amendment	Leased Ricoh copiers
Wells Fargo Financial Leasing, Inc.	10/13/2009	2009024687-2/Amendment	Leased Ricoh copiers
Wells Fargo Financial Leasing, Inc.	10/4/2011	2011026356-8/Amendment	Leased Ricoh copiers

3.              The following Form UCC1 Financing Statement filed with the Utah Division of Corporations and Commercial Code for Ophir-Spiricon, LLC as Debtor:

Secured Party	File Date	File Number/Type	Collateral
Webbank	5/3/2011	395179201138/Original

4.              Capital lease of Micro Controle Spectra-Physics S.A.S. for the facility located in Beaune la-Rolande, France.

5.              Liens and pledges securing the indebtedness of Ophir Optronics Solutions Ltd., High Q Technologies GmbH and/or their Subsidiaries as listed in Schedule 6.03.

6.              Contingent repurchase obligations under accounts receivable factoring facilities of Spectra-Physics KK, as listed on Schedule 6.03.

7.              Cash held as collateral for bank guarantees of foreign subsidiaries as listed in Schedule 6.03.

8.              Deed of Trust executed by Ophir Optronics Ltd. and Adv. Yoni Feuchtwanger on February 12, 2004, according to which Adv. Feuchtwanger holds in escrow the shares of Ophir Optronics, LLC and Ophir Holdings, Inc. as required by Israeli Tax Authority related to internal tax restructuring of the U.S. subsidiaries of Ophir Optronics Ltd.

Schedule 6.02

Investments Existing on the Closing Date

1.              See Schedule 3.13 for a list of investments in wholly owned and majority owned Subsidiaries.

2.              Minority Equity Interests in the following companies:

(a)         Optra, Inc. — 16,000 shares of common stock

(b)         Taiwan Electro Optical Systems — 2,199 shares of common stock

3.              Loan to MONTFORT Technologies GmbH related to the sale of headquarters of High Q Technologies GmbH in Rankweil, Austria.

4.              Intercompany loans made prior to the date hereof to Foreign Subsidiaries who are not Loan Parties which do not exceed $25,000,000 as of the Closing Date.

Schedule 6.03

Indebtedness Existing on the Closing Date

1.  Notes, Loans; Lines of Credit; Capital Leases

			Oustanding Principal		Total Available
Debtor	Country	Currency	in Million	In Million USD	in Million	In Million USD	Secured?	Maturity

Spectra- Physics KK	Japan	JPY	200.0	2.0	200.0	2.0	Parent Guarantee	6/30/2014
Spectra- Physics KK	Japan	JPY	50.0	0.5	600.0	6.1	Parent Guarantee	11/30/2013
Spectra- Physics KK	Japan	JPY	100.0	1.0	100.0	1.0	No	7/31/2013
Spectra- Physics KK	Japan	JPY	100.0	1.0	300.0	3.1	Parent Cash Collateralized	7/26/2013
Spectra- Physics KK	Japan	JPY	8.4	0.1	350.0	3.6	Sold with Recourse
Spectra- Physics KK	Japan	JPY	5.1	0.1	200.0	2.0	Sold with Recourse
Ophir Japan	Japan	JPY	50.0	0.5	70.0	0.7	Parent Guarantee
Ophir Japan	Japan	JPY	3.4	0.0	3.4	0.0	Guaranteed by Minority Shareholder	12/2/2013
Ophir Japan	Japan	JPY	7.2	0.1	7.2	0.1	Guaranteed by Minority Shareholder	6/6/2014
Ophir Japan	Japan	JPY	12.7	0.1	12.7	0.1	Guaranteed by Minority Shareholder	1/20/2015
Ophir Japan	Japan	JPY	9.6	0.1	9.6	0.1	Guaranteed by Minority Shareholder	11/20/2015
Ophir Japan	Japan	JPY	12.0	0.1	12.0	0.1	Guaranteed by Minority Shareholder	6/20/2016
Ophir Japan	Japan	JPY	27.3	0.3	27.3	0.3	Guaranteed by Minority Shareholder	11/20/2016
Ophir Optronics	Israel	USD	1.5	1.5	1.5	1.5	Yes	12/15/2014
Ophir Optronics	Israel	USD	1.5	1.5	1.5	1.5	Yes	10/6/2015
Newport Corp	France	EUR	0.9	1.2	0.9	1.2	Yes	12/31/2018

				10.1		23.5

2.  Bank Guarantees — Foreign Subsidiaries

Issuer	Beneficiary	Outstanding Amount	Collateralized with Cash	Foreign Subsidiary	Purpose
Commerzbank	Haupzollamt	EUR 0.1M	Yes	Newport Spectra-Physics GmbH	Customs
Commerzbank	Universitat Bonn	EUR 0.31M	Yes	Newport Spectra-Physics GmbH	Warranty Guarantee
Commerzbank	Eidgenoss.Steuerverwaltung/ fur Zoll	CHF 40K	Yes	Newport Instruments AG	Customs
Commerzbank	ECO Buro	EUR 72K	Yes	Newport Spectra-Physics GmbH	Facility Lease
ABN Amro	Haupzollamt	EUR 18K	Yes	Newport Spectra-Physics B.V.	Customs
ABN Amro	Customer	EUR 9K	Yes	Newport Spectra-Physics B.V.	Warranty Guarantee
Volksbank	Montfort Technologies	EUR 0.1M	Yes	High Q Technologies GmbH	Facility Lease
Barclays	HM Customs & Excise	GBP 0.15M	Yes	Newport Spectra-Physics Ltd.	Customs & Excise
Credit Industriel et Commercial	CIC (for capital lease)	EUR 0.35M	Yes	Micro-Controle Spectra-Physics SAS	Facility Lease
LCL	Various Customers	EUR 6K	Yes	Micro-Controle Spectra-Physics SAS	Warranty Guarantee
Bank of Tokyo-Mitsubishi UFJ Ltd.	Consumption Tax Payments	YEN 80M	No	Spectra-Physics K.K.	Consumption Tax
Bank Hapoalim	Beck-Tech	NIS 0.16M	No	Ophir Optronics Solutions Ltd	Facility Lease

Issuer	Beneficiary	Outstanding Amount	Collateralized with Cash	Foreign Subsidiary	Purpose
Bank Hapoalim	R.M.P.A Assets	NIS 0.74M	No	Ophir Optronics Solutions Ltd	Facility Lease
Bank Hapoalim	Customs and VAT authorities	NIS 0.12M	No	Ophir Optronics Solutions Ltd	Customs
Bank Hapoalim	Government of Israel- Ministry of Trade and Labor	NIS 57K	No	Ophir Optronics Solutions Ltd	Tender for Labor Incentives
Bank Hapoalim	Government of Israel	NIS 0.62M	No	Ophir Optronics Ltd	Tender for Labor Incentives
Bank Hapoalim	Government of Israel	NIS 57K	No	Ophir Optronics Ltd	Tender for Labor Incentives
Bank Leumi	Rafael Advanced Defense Systems Ltd	NIS 0.3M	No	Ophir Optronics Solutions Ltd	Warranty Guarantee
Bank Leumi	Government of Israel- Ministry of Trade and Labor	NIS 0.54M	No	Ophir Optronics Solutions Ltd	Tender for Labor Incentives
Bank Leumi	Beck-Tech	NIS 0.36M	Yes	Optical Metrology Ltd	Facility Lease
Bank Leumi	R.M.P.A Assets	NIS 0.15M	No	Optical Metrology Ltd	Facility Lease

3.                                      Guarantee by Newport Corporation of obligations of Hilger Analytical Limited under the Hilger Analytical Limited Pension Scheme

Schedule 6.14

Certain Non-Wholly Owned Subsidiaries

Name of Subsidiary	Country	Percentage Ownership at Closing
Optical Metrology Ltd.	Israel	85.9% (By Ophir Optronics Ltd.)
Optical Metrology, Inc.	Massachusetts	100% (By Optical Metrology Ltd., which is 85.9% owned by Ophir Optronics Ltd.)
Ophir Japan Ltd	Japan	66.7% (By Ophir Optronics Ltd.)
Ophir Optronics GmbH	Germany	75% (By Ophir Optronics Ltd.)

EXHIBIT A

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender](1)]

3.	Borrower(s):	Newport Corporation

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement:

The Credit Agreement dated as of July 18, 2013 among Newport Corporation, a Nevada corporation, the Lenders parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest:

(1)  Select as applicable.

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/Loans(2)
$	$		%
$	$		%
$	$		%

Effective Date:                                   , 20       [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and Issuing Bank

By:
Title:

[Consented to:](3)

NEWPORT CORPORATION

By:
Title:

(2)  Set forth, so at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(3)  To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

2

ANNEX I

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.                            Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B

[Intentionally Omitted]

EXHIBIT C

FORM OF INCREASING LENDER SUPPLEMENT

INCREASING LENDER SUPPLEMENT, dated                     , 20       (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of July 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Newport Corporation, a Nevada corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower has the right, subject to the terms and conditions thereof, to effectuate from time to time an increase in the Aggregate Commitment and/or one or more tranches of Incremental Term Loans under the Credit Agreement by requesting one or more Lenders to increase the amount of its Commitment and/or to participate in such a tranche;

WHEREAS, the Borrower has given notice to the Administrative Agent of its intention to [increase the Aggregate Commitment] [and] [enter into a tranche of Incremental Term Loans] pursuant to such Section 2.20; and

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the undersigned Increasing Lender now desires to [increase the amount of its Commitment] [and] [participate in a tranche of Incremental Term Loans] under the Credit Agreement by executing and delivering to the Borrower and the Administrative Agent this Supplement;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.                                      The undersigned Increasing Lender agrees, subject to the terms and conditions of the Credit Agreement, that on the date of this Supplement it shall [have its Commitment increased by $[                    ], thereby making the aggregate amount of its total Commitments equal to $[                    ]] [and] [participate in a tranche of Incremental Term Loans with a commitment amount equal to $[                    ] with respect thereto].

2.                                      The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

3.                                      Terms defined in the Credit Agreement shall have their defined meanings when used herein.

4.                                      This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

5.                                      This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF INCREASING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

NEWPORT CORPORATION

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.
as Administrative Agent

By:
Name:
Title:

2

EXHIBIT D

FORM OF AUGMENTING LENDER SUPPLEMENT

AUGMENTING LENDER SUPPLEMENT, dated                     , 20       (this “Supplement”), by and among each of the signatories hereto, to the Credit Agreement, dated as of July 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Newport Corporation, a Nevada corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, the Credit Agreement provides in Section 2.20 thereof that any bank, financial institution or other entity may [extend Commitments] [and] [participate in tranches of Incremental Term Loans] under the Credit Agreement subject to the approval of the Borrower and the Administrative Agent, by executing and delivering to the Borrower and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and

WHEREAS, the undersigned Augmenting Lender was not an original party to the Credit Agreement but now desires to become a party thereto;

NOW, THEREFORE, each of the parties hereto hereby agrees as follows:

1.  The undersigned Augmenting Lender agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date of this Supplement, become a Lender for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a [Commitment with respect to Revolving Loans of $[                    ]] [and] [a commitment with respect to Incremental Term Loans of $[                    ]].

2.  The undersigned Augmenting Lender (a) represents and warrants that it is legally authorized to enter into this Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

3.  The undersigned’s address for notices for the purposes of the Credit Agreement is as follows:

[                      ]

4.  The Borrower hereby represents and warrants that no Default or Event of Default has occurred and is continuing on and as of the date hereof.

5.  Terms defined in the Credit Agreement shall have their defined meanings when used herein.

6.  This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

7.  This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same document.

[remainder of this page intentionally left blank]

2

IN WITNESS WHEREOF, each of the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.

[INSERT NAME OF AUGMENTING LENDER]

By:
Name:
Title:

Accepted and agreed to as of the date first written above:

NEWPORT CORPORATION

By:
Name:
Title:

Acknowledged as of the date first written above:

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

By:
Name:
Title:

3

EXHIBIT E

LIST OF CLOSING DOCUMENTS

NEWPORT CORPORATION

CREDIT FACILITIES

July 18, 2013

LIST OF CLOSING DOCUMENTS(4)

A.                                    LOAN DOCUMENTS

1.                                      Credit Agreement (the “Credit Agreement”) by and among Newport Corporation, a Nevada corporation (the “Borrower”), the institutions from time to time parties thereto as Lenders (the “Lenders”) and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), evidencing a revolving credit facility to the Borrower from the Lenders in an initial aggregate principal amount of $275,000,000.

SCHEDULES

Schedule 2.01	—	Commitments
Schedule 2.06	—	Existing Letters of Credit
Schedule 3.10	—	Insurance
Schedule 3.13	—	Subsidiaries
Schedule 3.17	—	Intellectual Property; Licenses, Etc.
Schedule 3.20(a)	—	Real Property
Schedule 3.20(b)	—	Chief Executive Office, Legal Name, U.S. Tax Payer Identification Number and Organizational Identification Number
Schedule 3.20(c)	—	Prior Legal Names, Prior State of Formation and Mergers and Consolidations
Schedule 5.20	—	Borrower Website
Schedule 6.01	—	Existing Liens
Schedule 6.02	—	Existing Investments
Schedule 6.03	—	Existing Indebtedness
Schedule 6.14	—	Exempt Subsidiaries

EXHIBITS

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	[Intentionally Omitted]
Exhibit C	—	Form of Increasing Lender Supplement
Exhibit D	—	Form of Augmenting Lender Supplement
Exhibit E	—	List of Closing Documents
Exhibit F-1	—	Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit F-2	—	Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)

(4)  Each capitalized term used herein and not defined herein shall have the meaning assigned to such term in the above-defined Credit Agreement.  Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower’s counsel.

Exhibit F-3	—	Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit F-4	—	Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit G-1	—	Form of Borrowing Request
Exhibit G-2	—	Form of Interest Election Request
Exhibit H	—	Form of Note
Exhibit I	—	Compliance Certificate

2.                                      Notes executed by the Borrower in favor of each of the Lenders, if any, which has requested a note pursuant to Section 2.10(e) of the Credit Agreement.

3.                                      Guaranty executed by the initial Subsidiary Guarantors (collectively with the Borrower, the “Loan Parties”) in favor of the Administrative Agent.

4.                                      Security and Pledge executed by the Loan Parties, together with pledged instruments and allonges, stock certificates, stock powers executed in blank, pledge instructions and acknowledgments, as appropriate.

Schedule 1(b)	—	Pledged Equity
Schedule 2(c)	—	Commercial Tort Claims
Schedule 3(g)	—	Instruments; Documents; Tangible Chattel Paper
Exhibit 4(a)(ii)	—	Irrevocable Stock Power
Exhibit 4(b)(i)	—	Notice of Grant of Security Interest in Patents
Exhibit 4(b)(ii)	—	Notice of Grant of Security Interest in Trademarks
Exhibit 4(b)(iii)	—	Notice of Grant of Security Interest in Copyrights

5.                                      Confirmatory Grant of Security Interest in United States Patents made by certain of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

Schedule A                                  —                                   Registered Patents; Patent Applications; Other Patents

6.                                      Confirmatory Grant of Security Interest in United States Trademarks made by certain of the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties.

Schedule A                                  —                                   Registered Trademarks; Trademark and Service Mark Applications; Other Trademarks

7.                                      Certificates of Insurance listing the Administrative Agent as (x) lender loss payee for the property casualty insurance policies of the Loan Parties, together with separate lender loss payable endorsements and (y) additional insured with respect to the liability insurance of the Loan Parties, together with separate additional insured endorsements.

B.                                    UCC DOCUMENTS

8.                                      UCC, tax lien and name variation search reports naming each Loan Party from the appropriate offices in relevant jurisdictions.

9.                                      UCC financing statements naming each Loan Party as debtor and the Administrative Agent as secured party as filed with the appropriate offices in applicable jurisdictions.

2

C.                                    CORPORATE DOCUMENTS

10.                               Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) the By-Laws or other applicable organizational document, as attached thereto, of such Loan Party as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request a Borrowing or the issuance of a Letter of Credit under the Credit Agreement.

11.                               Good Standing Certificate (or analogous documentation if applicable) for each Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction.

D.                                    OPINIONS

12.                               Opinion of Gibson, Dunn & Crutcher LLP, special counsel for the Loan Parties.

13.                               Opinion of Jeffrey B. Coyne, General Counsel of the Borrower.

E.                                     CLOSING CERTIFICATES AND MISCELLANEOUS

14.                               A Certificate signed by the President, a Vice President or a Financial Officer of the Borrower certifying the following:  (i) all of the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct, (ii) no Default or Event of Default has occurred and is then continuing and (iii) after giving effect to the Transactions, the Borrower and its Subsidiaries, taken as a whole, are Solvent and will be Solvent subsequent to incurring the indebtedness in connection with the Transactions.

15.                               Payoff documentation providing evidence satisfactory to the Administrative Agent that the credit facilities evidenced by the Existing Credit Agreement have been terminated and cancelled (along with all of the agreements, documents and instruments delivered in connection therewith) and all Indebtedness owing thereunder has been repaid, cash collateralized or appropriate back-stop letters of credit issued in respect thereof (except to the extent being so repaid with the initial Revolving Loans) and any and all liens thereunder have been terminated.

3

EXHIBIT F-1

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Newport Corporation, a Nevada corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-2

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Newport Corporation, a Nevada corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-3

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Newport Corporation, a Nevada corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT F-4

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of July 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Newport Corporation, a Nevada corporation (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

Pursuant to the provisions of Section 2.17 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

EXHIBIT G-1

FORM OF BORROWING REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

[10 South Dearborn
Chicago, Illinois 60603
Attention: [                    ]
Facsimile: [                    ]](5)

With a copy to:

[                    ]
[                    ]
Attention: [                    ]
Facsimile: [                    ]

Re:  [Borrower]

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of July 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Newport Corporation, a Nevada corporation (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that it requests a Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowing requested hereby:

1.                                      Aggregate principal amount of Borrowing:(6)

2.                                      Date of Borrowing (which shall be a Business Day):

3.                                     Type of Borrowing (ABR or Eurocurrency):

4.                                      Interest Period and the last day thereof (if a Eurocurrency Borrowing):(7)

5.                                      Agreed Currency:

6.                                      Location and number of the Borrower’s account or any other account agreed upon by the Administrative Agent and the Borrower to which proceeds of Borrowing are to be disbursed:

[Signature Page Follows]

(5)  If request is in respect of Revolving Loans in a Foreign Currency, please replace this address with the London address from Section 9.01(a)(ii).

(6)  Not less than applicable amounts specified in Section 2.02(c).

(7)  Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

The undersigned hereby represents and warrants that the conditions to lending specified in Section[s] [4.01 and](1) 4.02 of the Credit Agreement are satisfied as of the date hereof.

Very truly yours,

NEWPORT CORPORATION,
as the Borrower

By:
Name:
Title:

(1)  To be included only for Borrowings on the Effective Date.

EXHIBIT G-2

FORM OF INTEREST ELECTION REQUEST

JPMorgan Chase Bank, N.A.,
as Administrative Agent
for the Lenders referred to below

[10 South Dearborn
Chicago, Illinois 60603
Attention: [                    ]
Facsimile: [                    ]](1)

Re:  [Borrower]

[Date]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement dated as of July 18, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Newport Corporation, a Nevada corporation (the “Borrower”), the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.  The Borrower hereby gives you notice pursuant to Section 2.08 of the Credit Agreement that it requests to convert an existing Borrowing under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such conversion requested hereby:

1.                                      List date, Type, principal amount, Agreed Currency and Interest Period (if applicable) of existing Borrowing:

2.                                      Aggregate principal amount of resulting Borrowing:

3.                                      Effective date of interest election (which shall be a Business Day):

4.                                      Type of Borrowing (ABR or Eurocurrency):

5.                                      Interest Period and the last day thereof (if a Eurocurrency Borrowing):(2)

6.                                      Agreed Currency:

[Signature Page Follows]

(1)  If request is in respect of Revolving Loans in a Foreign Currency, please replace this address with the London address from Section 9.01(a)(ii).

(2)  Which must comply with the definition of “Interest Period” and end not later than the Maturity Date.

Very truly yours,

NEWPORT CORPORATION,
as Borrower

By:
Name:
Title:

EXHIBIT H

[FORM OF]

NOTE

[                    ], 2013

FOR VALUE RECEIVED, the undersigned, NEWPORT CORPORATION, a Nevada corporation, a [                      ] (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of [NAME OF LENDER] and its registered assigns (the “Lender”) the aggregate unpaid Dollar Amount of all Loans made by the Lender to the Borrower pursuant to the “Credit Agreement” (as defined below) on the Maturity Date or on such earlier date as may be required by the terms of the Credit Agreement.  Capitalized terms used herein and not otherwise defined herein are as defined in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Loan made to it from the date of such Loan until such principal amount is paid in full at a rate or rates per annum determined in accordance with the terms of the Credit Agreement.  Interest hereunder is due and payable at such times and on such dates as set forth in the Credit Agreement.

At the time of each Loan, and upon each payment or prepayment of principal of each Loan, the Lender shall make a notation either on the schedule attached hereto and made a part hereof, or in such Lender’s own books and records, in each case specifying the amount of such Loan, the respective Interest Period thereof (in the case of Eurocurrency Loans) or the amount of principal paid or prepaid with respect to such Loan, as applicable; provided that the failure of the Lender to make any such recordation or notation shall not affect the Obligations of the Borrower hereunder or under the Credit Agreement.

This Note is one of the notes referred to in, and is entitled to the benefits of, that certain Credit Agreement dated as of July 18, 2013 by and among the Borrower, the financial institutions from time to time parties thereto as Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  The Credit Agreement, among other things, (i) provides for the making of Loans by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the Dollar Amount of such Lender’s Commitment, the indebtedness of the Borrower resulting from each such Loan to it being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

This Note is secured by the Collateral Documents. Reference is hereby made to the Collateral Documents for a description of the collateral thereby mortgaged, warranted, bargained, sold, released, conveyed, assigned, transferred, pledged and hypothecated, the nature and extent of the security for this Note, the rights of the holder of this Note, the Administrative Agent in respect of such security and otherwise.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

Whenever in this Note reference is made to the Administrative Agent, the Lender or the Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns.  The provisions of this Note shall be binding upon and shall inure to the benefit of said successors and assigns.  The Borrower’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

This Note shall be construed in accordance with and governed by the law of the State of New York.

*****

2

NEWPORT CORPORATION

By:
Name:
Title:

Note

SCHEDULE OF LOANS AND PAYMENTS OR PREPAYMENTS

Date	Amount of Loan	Type of Loan Currency	Interest Period/Rate	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT I

FORM OF COMPLIANCE CERTIFICATE

For the Fiscal Quarter ended                                   , 20      .

I,                                             , [Title] of Newport Corporation (the “Borrower”) hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of July 18, 2013 (as amended, modified, restated or supplemented from time to time, the “Credit Agreement”; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent:

(a)                                 The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

(b)                                 Since                        (the date of the last similar certification, or, if none, the Effective Date) no Default or Event of Default has occurred under the Credit Agreement; [except as follows]:(11)

(c)                                  (select one):

☐                                    Attached hereto are such supplements to Schedules 3.13 (Subsidiaries), 3.17 (IP Rights), 3.20(a) (Locations of Real Property), 3.20(b) (Location of Chief Executive Office, Taxpayer Identification Number, Etc.), and 3.20(c) (Changes in Legal Name, State of Formation and Structure) of the Credit Agreement, such that, as so supplemented, such Schedules are accurate and complete as of the date hereof.

☐                                    No such supplements are required at this time.

Delivered herewith are detailed calculations demonstrating compliance by the Loan Parties with the financial covenants contained in Section 6.11 of the Credit Agreement as of the end of the fiscal period referred to above.

This              day of                       , 20    .

NEWPORT CORPORATION

By:
Name:
Title:

(11)  Specify the nature and status thereof and any action taken or proposed to be taken with respect thereto.

Attachment to Officer’s Certificate

Computation of Financial Covenants(12)

I.  Consolidated Leverage Ratio

Consolidated Funded Indebtedness (as of date of this Officer’s Certificate with respect to the Borrower and its Subsidiaries on a consolidated basis, without duplication) the sum of:

(a)         all obligations for borrowed money, whether current or long-term (including the Obligations) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

$

(b)         all purchase money Indebtedness;

$

(c)          the maximum amount available to be drawn under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments (other than letters of credit incurred to support commercial transactions, bid bonds, payment bonds and performance bonds arising in the ordinary course of business), in each case net of the amount of cash collateral securing such obligations;

$

(d)         all obligations in respect of the deferred purchase price of property or services (other than (i) trade accounts payable and other accrued liabilities in the ordinary course of business (including deferred payments in respect of services by employees) and (ii) any earn-out obligation or other post-closing balance sheet adjustment prior to such time as it becomes a liability on the balance sheet of such Person in accordance with GAAP or that exists on the balance sheet of such Person on a non-interest accruing basis and is paid within thirty days of the date such obligation becomes a liability on the balance sheet);

$

(e)          all Attributable Indebtedness;

$

(f)           all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends (other than any such obligations, to the extent such obligations constitute Indebtedness (i) arising pursuant to the terms of any employee agreement, employee equity subscription agreement, stock purchase, grant or option agreement or similar agreement or plan or (ii) in respect of Restricted Payments of the Borrower that are made pursuant to Section 8.06(c) of the Credit Agreement);

$

(12)  In the event of any conflict between the formulas set forth herein and the formulas provided in the Credit Agreement, the Credit Agreement shall govern.

(g)          all Guarantees with respect to Indebtedness of the types specified in (a) through (f) above of another Person; and

$

(h)         all Indebtedness of the types referred to in (a) through (g) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which any Loan Party or any Subsidiary is a general partner or joint venturer, except to the extent that Indebtedness is expressly made non-recourse to such Person

(i)             (a) + (b) + (c) + (d) + (e) + (f) + (g) + (h) =                                                                                                $

Consolidated Adjusted EBITDA (for most recently completed four Fiscal Quarters, for the Borrower and its Subsidiaries on a consolidated basis) = the sum of:

(j)            Consolidated Net Income for such period                                         $

(k)         plus the following to the extent deducted in calculating such Consolidated Net Income (without duplication):

(i)                                     Consolidated Interest Charges for such period,

$

(ii)                                  the provision for federal, state, local and foreign income taxes payable for such period,

$

(iii)                               the amount of depreciation and amortization expense for such period,

$

(iv)                              all non-cash charges for such period except to the extent constituting an accrual of a reserve for a cash expenditure to be made, or reasonably anticipated to be made, in a future period,

$

(v)                                 any losses from such period resulting from the Disposition of any asset of the Borrower or any Subsidiary outside of the ordinary course of business, including, without limitation, any net loss from discontinued operations and any net loss on disposal of discontinued operations, in any case to the extent permitted by the Credit Agreement,

$

(vi)                              non-cash losses attributable to the write-down of assets (excluding write-downs of inventory and accounts receivable),

$

(vii)                           other extraordinary, unusual or non-recurring charges, expenses or losses of the Borrower and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period,

$

(viii)                        non-cash stock compensation expenses for such period which do not represent a cash item in such period or any future period,

$

(ix)                              all unrealized non-cash losses under Swap Contracts during such period,

$

(x)                                 non-cash charges resulting from the application of FASB ASC 805\FAS 141R with respect to earn-outs incurred by the Borrower or any of its Subsidiaries in connection with the Ophir Acquisition or any Permitted Acquisition,

$

(xi)                              any expense deducted in calculating Consolidated Net Income for such period and reimbursed or advanced (including through a purchase price adjustment) during such period by third parties (but only to the extent such reimbursement or advance is not or has not previously been included in the determination of Consolidated Net Income),

$

(xii)                           currency translation losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk) and

$

(xiii)                        one time fees, costs and expenses actually incurred in connection with Permitted Acquisitions and other non-recurring losses, expenses or charges recorded or recognized by the Borrower or any of its Subsidiaries during such period in an aggregate amount not to exceed $4,000,000 in any Fiscal Year

$

(l)             (k)(i)+ (k)(ii)+ (k)(iii)+ (k)(iv)+ (k)(v)+ (k)(vi)+ (k)(vii)+ (k)(viii)+ (k)(ix)+ (k)(x)+ (k)(xi)+ (k)(xii)+ (k)(xiii) =

$

(m)     minus the following to the extent included in calculating such Consolidated Net Income (without duplication):

(i)                                     all non-cash income for such period except to the extent constituting an accrual of a reserve for a cash receipt to be received, or reasonably expected to be received, in a future period,

$

(ii)                                  any income or gain from such period resulting from the Disposition of any asset of the Borrower or any Subsidiary outside of the ordinary course of business, including, without limitation, any net income from discontinued operations and any net income or gain on disposal of discontinued operations,

$

(iii)                               non-cash gains attributable to the write-up of assets (excluding write-ups of inventory and accounts receivable),

$

(iv)                              extraordinary, unusual or non-recurring income or gains of the Borrower and its Subsidiaries increasing such Consolidated Net Income which does not represent a cash item in such period or any future period,

$

(v)                                 all unrealized non-cash gains under Swap Contracts during such period,

$

(vi)                              non-cash income resulting from the application of FASB ASC 805\FAS 141R with respect to earn-outs incurred by the Borrower or any of its Subsidiaries in connection with any Permitted Acquisition, and

$

(vii)                           currency translation gains related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk)

$

(n)         (m)(i)+ (m)(ii)+ (m)(iii)+ (m)(iv)+ (m)(v)+ (m)(vi)+ (m)(vii) =

$

(o)         Consolidated Adjusted EBITDA = (j) + (l) — (n) =     $

Consolidated Leverage Ratio = (l) : (o) =                                                                      .      :1.00(13)

II.   Consolidated Fixed Charge Coverage Ratio

(a)         Consolidated Adjusted EBITDA (for most recently completed four Fiscal Quarters, for the Borrower and its Subsidiaries on a consolidated basis) = see line I.(o) above

$

(b)         Consolidated Capital Expenditures for such period (other than to the extent financed with long-term, non-revolving Indebtedness incurred for such purpose) =

$

(c)          Consolidated Fixed Charges (for the most recently completed four Fiscal Quarters, for the Borrower and its Subsidiaries on a consolidated basis) = the sum of:

(i)                                     the cash portion of Consolidated Interest Charges for such period

$

(ii)                                  Consolidated Scheduled Funded Debt Payments for such period

$

(iii)                               Income taxes paid in cash for such period

$

(iv)                              (c)(i)+(c)(ii)+(c)(iii) =                                    $

Consolidated Fixed Charge Coverage Ratio = ((a) - (b)) : (c)(iv) =                                                                        .       : 1.00(14)

(13)  Maximum permitted: See Section 6.11(a).

(14)  Minimum Permitted: See Section 6.11(b).